The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the U.S. Securities and Exchange Commission. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-287034
Subject to Completion
Preliminary Prospectus Supplement dated May 12, 2025
PROSPECTUS SUPPLEMENT
(To prospectus dated May 7, 2025)
€750,000,000
Ball Corporation
    % Senior Notes due 2032
Ball Corporation is offering €750 million in aggregate principal amount of    % Senior Notes due 2032 (the “notes”). We will pay interest on the notes on January 1 and July 1 of each year, commencing on January 1, 2026. The notes will mature on July 1, 2032.
We may redeem the notes at any time in whole, or from time to time in part, prior to April 1, 2032, at our option at a price equal to 100% of the principal amount plus accrued and unpaid interest to, but excluding, the date of redemption, plus a “make-whole”- premium, as described in “Description of Notes — Optional Redemption.” We may redeem the notes at any time in whole, or from time to time in part, on or after April 1, 2032, at our option at a price equal to 100% of the principal amount plus accrued and unpaid interest to, but excluding, the date of redemption. If a Change of Control Repurchase Event (as defined herein) occurs, unless we have exercised our option to redeem the notes, we will be required to offer to purchase the notes on terms described under “Description of Notes — Repurchase at the Option of Holders Upon a Change of Control Repurchase Event.”
We intend to use the net proceeds from this offering, together with cash on hand, for general corporate purposes, which may include the refinancing or repayment of debt, potential investments in strategic alliances and acquisitions, working capital, pension contributions or capital expenditures. Prior to the application of such proceeds, we intend to repay outstanding borrowings under our U.S. dollar revolver, without a reduction in commitment, using a portion of the net proceeds from this offering, together with cash on hand.
The notes will be our senior unsecured obligations and will rank equally in right of payment to all of our existing and future senior indebtedness and other liabilities, including trade payables and the existing senior notes (as defined herein), and senior in right of payment to all of our future indebtedness, if any, that expressly provides for its subordination to the notes. Substantially all of our domestic subsidiaries that guarantee our existing indebtedness will guarantee the notes, and none of our foreign subsidiaries will guarantee the notes. The notes and the subsidiary guarantees will be effectively subordinated to all of our and the subsidiary guarantors’ secured indebtedness, including borrowings under the Amended Credit Agreement (as defined herein) and guarantees thereof, to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, of our subsidiaries that are not subsidiary guarantors of the notes.
The notes will be issued in book-entry form only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.
Currently there is no market for the notes. Application has been made to the Irish Stock Exchange plc trading as Euronext Dublin (“Euronext Dublin”) for the approval of this document as listing particulars. Application has also been made to Euronext Dublin for the notes to be admitted to the Official List of Euronext Dublin and to trade on the Global Exchange Market, which is the exchange regulated market of Euronext Dublin. The Global Exchange Market is not a regulated market for the purposes of MiFID II and UK MiFIR (as each defined herein). Investors should note that any listing particulars approved by Euronext Dublin would be issued by us solely for the purposes of obtaining a listing of the notes on Euronext Dublin following completion of the offering and issuance of the notes contemplated in this prospectus supplement and such listing particulars should not be relied upon by any person. There can be no assurance that a listing of the notes will be obtained.
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement before you make your investment decision.
	Per Note	Total
Public offering price(1)	%	€
Underwriting discount(2)	%	€
Proceeds, before expenses	%	€

(1)
Plus accrued interest from           , 2025, if settlement occurs after that date.

(2)
We refer you to the “Underwriting” section beginning on page S-64 of this prospectus supplement for additional information regarding underwriting compensation.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The notes will be initially in the form of one or more registered global notes (the “global notes”). The global notes will be deposited with, and registered in the name of, a common depositary for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”), or a nominee of such common depositary. Ownership of interests in the global notes will be limited to persons that have accounts with Euroclear or Clearstream or their respective participants. The terms of the indenture relating to the notes provide for the issuance of definitive registered notes only in certain limited circumstances.
The underwriters expect to deliver the notes on or about           , 2025, which is the fifth business day following the date of pricing of the notes. This settlement date may affect the trading of the notes. See “Underwriting.”
Global Coordinators and Joint Book-Running Managers
BNP PARIBAS	Deutsche Bank Securities	Crédit Agricole CIB	UniCredit
Joint Book-Running Managers
BofA Securities	Citigroup	Goldman Sachs & Co. LLC	Rabobank
Santander	Mizuho	Morgan Stanley	SMBC
Co-Managers
Barclays	HSBC
The date of this prospectus supplement is           , 2025.

Prospectus Supplement
Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT
In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or the context otherwise requires, references to “Ball Corporation,” “Ball,” the “Company,” “we,” “us,” “our” and similar terms refer to Ball Corporation and its consolidated subsidiaries.
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of our offering of the notes. The second part is the accompanying prospectus, which forms a part of the registration statement and provides more general information, some of which may not be applicable to this offering. This prospectus supplement and the accompanying prospectus include important information about us, the notes and other information you should know before investing in the notes. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You will find additional information about us in the registration statement and in the documents incorporated by reference herein. Any statements made in this prospectus supplement or the accompanying prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Before investing in the notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any term sheet we authorize that supplements this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with different information or make any representations other than those contained or incorporated by reference in this prospectus supplement. If anyone other than us provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
References in this prospectus supplement and the accompanying prospectus to “$,” “dollars” and “U.S. dollars” are to the currency of the United States. References to “€” and “euro” in this prospectus supplement are to the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union. No representation is made that any euro amounts converted into U.S. dollars as presented in this prospectus supplement could have been or could be converted into U.S. dollars at any such exchange rate or at all.
Unless otherwise specified, the euro/U.S. dollar rate of exchange used in this prospectus supplement is €1.00 = $1.0816, which was the exchange rate on March 31, 2025.
IN CONNECTION WITH THE OFFERING OF THE NOTES, BNP PARIBAS (THE “STABILIZING MANAGER”) (OR PERSONS ACTING ON ITS BEHALF) MAY OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES DURING THE STABILIZATION PERIOD AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, STABILIZATION ACTION MAY NOT NECESSARILY OCCUR. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN 30 DAYS AFTER THE DATE ON WHICH THE COMPANY RECEIVED THE PROCEEDS OF THE ISSUE, OR NO LATER THAN 60 DAYS AFTER THE DATE OF ALLOTMENT

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OF THE NOTES WHICHEVER IS THE EARLIER. ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY THE STABILIZING MANAGER (OR PERSONS ACTING ON ITS BEHALF) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES.
Notice to Prospective Investors in the European Economic Area
Prohibition of Sales to EEA Retail Investors:   The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).
MiFID II product governance/ Professional investors and eligible counterparties only target market:   Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
Notice to Prospective Investors in the United Kingdom
Prohibition of Sales to UK Retail Investors:   The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the UK by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the UK by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of the domestic law in the UK by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes into the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the UK by virtue of the EUWA (as amended, the “UK Prospectus Regulation”).
In addition, in the UK, this document is being distributed only to, and is directed only at “qualified investors” (as defined in the UK Prospectus Regulation) who (i) have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); (ii) are high net worth companies or other persons falling within Article 49(2)(a) to (d) of the Order; or (iii) are outside the UK, or (iv) are persons to whom an

S-iii

invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.
UK MiFIR product governance/ Professional investors and eligible counterparties only target market:   Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“UK MiFIR”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any distributor should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

S-iv

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available on the SEC’s website at http://www.sec.gov, on our website at http://www.ball.com and through the New York Stock Exchange, 20 Broad Street, New York, NY 10005, on which our common stock is listed. The information on our website is not incorporated by reference in this prospectus supplement and you should not consider it a part of this prospectus supplement.

S-v

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows the “incorporation by reference” of the information filed by us with the SEC into this prospectus supplement, which means that important information can be disclosed to you by referring you to those documents. Any information incorporated by reference is an important part of this prospectus supplement, and any information that we file with the SEC and incorporate by reference herein subsequent to the date of this prospectus supplement will be deemed automatically to update and supersede this information. The documents listed below previously filed with the SEC are incorporated by reference herein:
•
our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025;

•
portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 20, 2025, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 6, 2025; and

•
our Current Report on Form 8-K filed with the SEC on May 1, 2025.

Whenever after the date of this prospectus supplement, and before the termination of the offering of the securities made under this prospectus supplement, we file reports or documents under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), those reports and documents will be deemed to be incorporated by reference into this prospectus supplement from the time they are filed. We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise. Unless the context requires otherwise, all references to this prospectus supplement or the accompanying prospectus include the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference in this prospectus supplement or the accompanying prospectus. Any such request should be directed to:
Ball Corporation
9200 W. 108th Circle, P.O. Box 5000
Westminster, Colorado 80021
(303) 469-3131
Attention: Chief Legal Officer

S-vi

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement contains, and the documents incorporated by reference herein may contain, “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements represent our goals, plans or expectations, and actual results or outcomes may differ materially from those expressed or implied.
Such forward-looking statements are subject to certain risks, uncertainties and assumptions that include, but are not limited to, expected earnings and cash flows, future growth and financial performance. Forward-looking statements typically can be identified by the use of words such as “expects,” “anticipates,” “estimates,” “will,” “believe,” “continue,” “goal” and similar expressions. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially.
Factors that could cause our actual results or outcomes to differ materially from those discussed in the forward-looking statements are disclosed under “Risk Factors” in our periodic reports and in other documents that we file with the SEC. Some of the factors that could cause our actual results or outcomes to differ materially from those discussed in the forward-looking statements include, but are not limited to the following:
•
product capacity, supply, and demand constraints and fluctuations and changes in consumption patterns;

•
availability/cost of raw materials, equipment and logistics;

•
competitive packaging, pricing and substitution;

•
changes in climate and weather and related events such as drought, wildfires, storms, hurricanes, tornadoes and floods;

•
footprint adjustments and other manufacturing changes, including the opening and closing of facilities and lines;

•
failure to achieve synergies, productivity improvements or cost reductions;

•
unfavorable mandatory deposit or packaging laws;

•
customer and supplier consolidation;

•
power and supply chain interruptions;

•
changes in major customer or supplier contracts or a loss of a major customer or supplier;

•
inability to pass through increased costs;

•
war, political instability and sanctions, including relating to the situation in Russia and Ukraine and its impact on our supply chain and our ability to operate in Europe, the Middle East and Africa (“EMEA”) regions generally;

•
changes in foreign exchange or tax rates;

•
tariffs, trade actions or other governmental actions, including business restrictions and orders affecting goods produced by us or in our supply chain, including imported raw materials;

•
the extent to which sustainability-related opportunities arise and can be capitalized upon;

•
changes in senior management, succession, and the ability to attract and retain skilled labor;

•
regulatory actions or issues including those related to tax, environmental, social and governance reporting, competition, environmental, health and workplace safety, including U.S. Food and Drug Administration and other actions or public concerns affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process;

•
technological developments and innovations;

S-vii

•
the ability to manage cyber threats;

•
litigation;

•
strikes;

•
disease;

•
pandemic;

•
labor cost changes;

•
inflation;

•
rates of return on assets of our defined benefit retirement plans;

•
pension changes;

•
uncertainties surrounding geopolitical events and governmental policies;

•
reduced cash flow;

•
interest rates affecting our debt; and

•
successful or unsuccessful joint ventures, acquisitions and divestitures, and their effects on our operating results and business generally.

If we are unable to achieve our goals, then our actual performance could vary materially from the goals we have expressed or implied in the forward-looking statements. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus supplement and the accompanying prospectus may not in fact occur. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

S-viii

MARKET AND INDUSTRY DATA
The market, industry or similar data presented herein or incorporated by reference are based upon estimates by our management, using various third-party sources where available. While management believes that such estimates are reasonable and reliable, in certain cases such estimates cannot be verified by information available from independent sources. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus supplement.

S-ix

SUMMARY
This summary may not contain all the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and those documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors and the financial data and related notes, before making an investment decision. In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or the context otherwise requires, references to “Ball Corporation,” “Ball,” the “Company,” “we,” “us,” “our” and similar terms refer to Ball Corporation and its consolidated subsidiaries.
Our Company
We are one of the world’s leading suppliers of aluminum packaging for the beverage, personal care and household products industries. The Company was organized in 1880 and incorporated in the state of Indiana, United States, in 1922. Our sustainable, aluminum packaging products are produced for a variety of end uses and are manufactured in facilities around the world. During the year ended December 31, 2024 and the three months ended March 31, 2025, our total consolidated net sales were $11.80 billion and $3.10 billion, respectively.
Our largest product line is aluminum beverage containers and we also produce extruded aluminum aerosol containers, recloseable aluminum bottles across multiple consumer categories and aluminum slugs.
We sell our aluminum packaging products globally to large multinational beverage, personal care and household products companies with which we have developed long-term relationships. This is evidenced by our high customer retention and large number of long-term supply contracts. While we have a diversified customer base, we sell a significant portion of our packaging products to major companies and brands, as well as to numerous regional customers. Our significant customers include top consumer packaging and beverage companies.
Competitive Strengths
We believe that a number of factors contribute to our position as a premier supplier of packaging products, with multiple sources of earnings and cash flow. These factors include:
•
Significant Presence in Multiple Growing Markets — We are one of the world’s leading suppliers of aluminum beverage containers in the world and we shipped approximately 107 billion aluminum containers worldwide in 2024. Our aluminum beverage shipments in North and Central America, EMEA and South America in 2024 is estimated to represent 34%, 39% and 45% of aggregate shipments in those respective regions. Our global shipments of aluminum beverage containers, increased 1% in the year ended December 31, 2024 and increased 3% in the three months ended March 31, 2025.

•
Diversified Sources of Cash Flow — Our worldwide operations historically have generated cash flow from a variety of sources. Our presence in multiple markets, including aluminum beverage containers, impact extruded aluminum containers and the slugs used to produce them, diversifies our potential sources of cash flow.

•
Low-Cost Manufacturer with State-of-the-Art Facilities — Modernization programs at many of our facilities over the past decade have increased productivity, reduced costs and improved product quality. We operate modern, efficient beverage container plants, with expertise in aluminum container production. In addition, we have strategically positioned our production sites to provide cost-efficient beverage containers. Our facilities are located in close proximity to the major geographic markets we serve and are close to our major customers’ filling operations in order to minimize transportation costs.

•
Experienced Management — We are led by an experienced management team with a proven track record of successfully integrating major acquisitions, increasing profitability and cash flow, expanding our customer base, implementing state-of-the-art manufacturing process technology, improving operating efficiencies, introducing product innovations and entering new markets and businesses.

•
Technological Leadership — We have extensive experience in improving productivity and designing innovative products. In particular, we have successfully increased manufacturing efficiencies and lowered unit costs through internally-developed equipment enhancements. We also have made numerous patented advancements in container and end manufacturing techniques. Our packaging research and development activities are primarily conducted in our technical center located in Westminster, Colorado. Current research and development efforts include the development of new sizes and types of aluminum containers as well as new uses for the current containers. Our innovation efforts continue to build momentum and play an important role in keeping us close to our customers.

•
High Quality Products and Service — We believe that the quality of our products and our customer service is among the highest in the industry, as indicated by the number of quality and other awards we have earned over many years.

We continually strive to improve the quality of our products and production processes through rigorous quality systems, comprehensive employee training and tight control of our manufacturing processes.
Our Strategy
We exist to unlock the infinite potential of aluminum to advance a world free from waste. By leveraging our competitive advantages of bringing our scale to sustainability, the power of our partnerships and the unmatched talent of our people we will deliver on our promise of We Care… We Work… We Win…
We also maintain a clear and disciplined financial strategy focused on improving shareholder returns by:
•
seeking to deliver comparable diluted earnings per share growth in excess of 10% per annum over the long-term;

•
maximizing free cash flow generation; and

•
increasing Economic Value Added (“EVA®”) dollars.

The cash generated by our businesses is used primarily: (1) to finance the Company’s operations, (2) to service the Company’s debt, (3) to return value to our shareholders via stock buybacks and dividend payments, and (4) to fund organic or inorganic growth investments. From time to time, we have evaluated and expect to continue to evaluate possible transactions that we believe will benefit the Company and our shareholders, which may include strategic acquisitions, divestitures of parts of our company or equity investments. At any time, we may be engaged in discussions or negotiations at various stages of development with respect to one or more possible transactions or may have entered into non-binding letters of intent. As part of any such initiatives, we may participate in processes being run by other companies or leading our own activities. There can be no assurance if or when we will enter into any such transactions or the terms of such transactions. The compensation of many of our employees is tied directly to our performance through our EVA®-based incentive programs.
Sustainability and Circularity
At Ball Corporation, we deliver circular aluminum packaging solutions and exist to unlock the infinite potential of aluminum to advance a world free from waste.
Our approach to sustainability has evolved over the past 20 years. Today, Ball’s sustainability strategy is driven by high standards around carbon footprint reduction and the circularity of our products. Utilizing strategic partnerships across our value chain, we work to simplify sustainability for our customers by delivering scalable solutions that enable us to win together. This includes aligning our own 2030 Sustainability Goals and strategy to our customers’ climate-related targets, sustainability goals and regulatory requirements.
We focus our sustainability efforts on environmental, social and governance impacts. Our vision is to advance sustainability through aluminum packaging. This is exhibited through our commitment to achieve a science-based 55% reduction in our greenhouse gas footprint by 2030 and net zero carbon emissions prior to 2050. In addition, Ball is committed to hiring, training and retaining a highly qualified and high-performing employee population to work in our manufacturing facilities and offices, and we do so with the intention of having a skilled and engaged workforce.

Our innovation and manufacturing teams around the world focus on continuously driving operational excellence in support of Ball’s resource efficiency goals. This drives process optimization, including products designed for optimum metal efficiency, real time monitoring to improve energy efficiency and reuse of water, as well as the reduction of waste and spoilage within our manufacturing plants. Our commitment extends beyond our walls and includes purchasing aluminum from Aluminum Stewardship Initiative certified sustainable sources and reducing value chain emissions, all in order to facilitate the achievement of Ball and its customers’ sustainability targets.
Today’s consumers are increasingly choosing brands based on their sustainability credentials. Ball customers understand this growing priority and their unique position in impacting the environment, especially through the packaging materials they use. In addition, with growing packaging design regulations around the world, aluminum cans are well positioned to incur low compliance costs due to circularity credentials, such as favorable recycling rates and recycled content. As of 2023, Ball beverage cans contained 70% recycled content on average globally.
Aluminum packaging unlocks the full potential of packaging to help customers convey their purpose to consumers, while limiting regulatory exposure. We are committed to moving toward a truly circular economy, where materials can be, and actually are, used again and again. Aluminum cans, bottles and cups are an attractive option for sustainability-conscious brands with commitments to real world recyclability and increasing their usage of recycled materials in consumer packaging. Aluminum containers are designed to be recycled without losing quality and retain a high economic value, pushing aluminum collection, sorting and recycling rates to the highest of any beverage packaging material. That is why 75% of all aluminum ever produced is still in use today.
At a global 71% recycling rate with low yield losses and high product-to-product recycling loops, aluminum beverage packaging is the leader not only in recycling, but in circularity. Because recycling aluminum saves resources and uses significantly less energy than primary aluminum production, we are innovating and collaborating with our customers, supply chain, industry groups and other public and private partners to establish and financially support initiatives to increase recycling rates around the world. We work together to create effective collection and recycling systems, and educate consumers about the sustainability and circularity benefits of aluminum packaging.
At Ball, we believe our people and our culture enable our success and make it possible for us to deliver on our promises to customers, investors, communities and all of our stakeholders. We are working hard to create a culture and environment in which zero injuries become the reality, so everyone working for or within Ball gets home safe and healthy to their families and friends every day. We continue to invest in hiring, training and retaining our employees at every level across the organization to ensure we have the right people with the right skills in the right roles, and are providing them with opportunities to advance their careers.
A healthy and sustainable business also depends on thriving communities. Ball’s commitment to the communities where we live and operate is an integral part of our corporate culture, as we continue to support organizations, programs and civic initiatives that advance sustainable livelihoods. Community engagement is how our Company and our employees enrich the places where we live and work beyond providing jobs, benefits and paying local taxes. Through the Ball Foundation, corporate giving, employee giving and volunteerism, we invest in the future of the communities that sustain us. Each year Ball and its employees donate, volunteer and support non-profit organizations centered on building sustainable communities through recycling, education, and disaster preparedness and relief initiatives.
The Company’s focus towards sustainability has been recognized by external organizations. For the seventh year in a row, Ball received an A- score in CDP’s climate change program. In addition, Ball earned a MSCI AAA ESG rating, received a Gold Medal in recognition of overall sustainability achievements through EcoVadis and was recognized as one of America’s Most Responsible Companies by Newsweek.
Corporate Information
Our principal executive office is located at 9200 West 108th Circle, Westminster, Colorado, 80021 and our telephone number is (303) 469-3131. We also maintain a website at www.ball.com. The information on our website is not incorporated by reference in this prospectus supplement and you should not consider it a part of this prospectus supplement.

The Offering
The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the notes, see “Description of Notes” in this prospectus supplement.
Issuer
Ball Corporation.
Notes Offered
€750 million in aggregate principal amount of the notes.
Maturity Date
July 1, 2032.
Interest Rate and Interest Payment Dates
     % per annum, payable semiannually in arrears in cash on January 1 and July 1, commencing on January 1, 2026. Interest will accrue from           , 2025.
Currency of Payment
Principal, the redemption price, if any, and interest payments in respect of the notes and additional amounts, if any, will be payable in euros. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. See “Description of Notes — Issuance in Dollars or Euros.”
Additional Amounts
We will, subject to certain exceptions and limitations set forth herein, pay additional amounts on the notes as are necessary in order that the net payment of the principal of, and premium and redemption price, if any, and interest on the notes to a holder who is not a United States person, after withholding or deduction for any tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the notes to be then due and payable. See “Description of Notes — Payment of Additional Amounts.”
Guarantees
Our operations are conducted through our subsidiaries. Our payment obligations under the notes will be fully and unconditionally guaranteed by substantially all of our domestic subsidiaries that guarantee our existing indebtedness. The notes will not be guaranteed by any of our foreign subsidiaries.
The non-guarantor subsidiaries generated approximately 54% of our net sales for both the year ended December 31, 2024 and the three months ended March 31, 2025, and held approximately 64% and 66% of our assets as of December 31, 2024 and March 31, 2025, respectively. See “Risk Factors — Risks Related to the Notes — The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries that do not guarantee the notes.”
Ranking
The notes will be our senior unsecured obligations and will rank:
•
equally in right of payment to all of our existing and future senior indebtedness and other liabilities, including trade payables, 5.25% Senior Notes due July 2025 (the “2025 notes”), 4.875% Senior Notes due March 2026 (the “2026 notes”), 1.50% euro denominated Senior Notes due March 2027 (the

“2027 Euro notes”), 6.875% Senior Notes due March 2028 (the “2028 notes”), 6.00% Senior Notes due June 2029 (the “2029 Notes”), 2.875% Senior Notes due August 2030 (the “2030 notes”) and 3.125% Senior Notes due September 2031 (the “2031 notes” and, collectively with the 2025 notes, the 2026 notes, the 2027 Euro notes, the 2028 notes, the 2029 notes and the 2030 notes, the “existing senior notes”); and
•
senior in right of payment to all of our future indebtedness, if any, that expressly provides for its subordination to the notes.

The subsidiary guarantee of each subsidiary guarantor will be such subsidiary guarantor’s senior unsecured obligation and will rank:
•
equally in right of payment to all of such subsidiary guarantor’s existing and future senior debt and other liabilities, including trade payables and such subsidiary guarantor’s guarantee of the existing senior notes; and

•
senior in right of payment to all of such subsidiary guarantor’s future debt, if any, that expressly provides for its subordination to such subsidiary guarantor’s subsidiary guarantee.

The notes and the subsidiary guarantees will be effectively subordinated to all of our and the subsidiary guarantors’ secured debt, including borrowings under the Amended Credit Agreement and guarantees thereof, to the extent of the value of the assets securing that indebtedness. The notes and the subsidiary guarantees will also be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, of our subsidiaries that are not subsidiary guarantors.
As of March 31, 2025, on an as adjusted basis, after giving effect to this offering and the intended use of proceeds:
•
we and our subsidiaries would have had approximately $      billion in aggregate principal amount of outstanding long-term debt on a consolidated basis, including current portion, of which approximately $      billion would have been secured and an additional approximately $      billion would have been available for borrowing on a secured basis under the Amended Credit Agreement;

•
approximately $5.75 billion in aggregate principal amount of our and the subsidiary guarantors’ outstanding debt would have consisted of the existing senior notes and the notes; and

•
our non-guarantor subsidiaries would have had approximately $3.27 billion of outstanding liabilities, excluding intercompany liabilities but including trade payables.

See “Risk Factors — Risks Related to the Notes — The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries that do not guarantee the notes.”
Change of Control
Upon the occurrence of a Change of Control Repurchase Event (as defined herein), we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to the date of repurchase. See

“Description of Notes — Repurchase at the Option of Holders Upon a Change of Control Repurchase Event.”
Optional Redemption
We may redeem the notes at any time in whole, or from time to time in part, prior to April 1, 2032, at our option at a price equal to 100% of the principal amount plus accrued and unpaid interest to, but excluding, the date of redemption, plus a “make-whole” premium, as described in “Description of Notes — Optional Redemption.” We may redeem the notes at any time in whole, or from time to time in part, on or after April 1, 2032, at our option at a price equal to 100% of the principal amount plus accrued and unpaid interest to, but excluding, the date of redemption. See “Description of Notes — Optional Redemption.”
Redemption for Tax Reasons
In the event of certain developments affecting taxation, we may redeem the applicable series of notes in whole, but not in part, at any time upon giving prior notice, at a redemption price of 100% of the principal amount, plus accrued and unpaid interest and additional amounts, if any, to the date of redemption. See “Description of Notes — Redemption for Tax Reasons.
Certain Covenants
The indenture governing the notes will contain certain restrictions, including limitations that restrict our ability and the ability of certain of our subsidiaries to incur secured indebtedness or enter into certain sale and leaseback transactions. These restrictions are subject to a number of exceptions. See “Description of Notes — Certain Covenants.”
Use of Proceeds
We estimate that the net proceeds from the sale of the notes offered by this prospectus supplement will be approximately €      million (after deducting the underwriting discounts and commissions and estimated expenses related to this offering).
We intend to use the net proceeds from this offering, together with cash on hand, for general corporate purposes, which may include the refinancing or repayment of debt, potential investments in strategic alliances and acquisitions, working capital, pension contributions or capital expenditures. Prior to the application of such proceeds, we intend to repay outstanding borrowings under our U.S. dollar revolver, without a reduction in commitment, using a portion of the net proceeds from this offering, together with cash on hand. The exact allocation of such proceeds and the timing thereof is at the discretion of our management. See “Use of Proceeds.”
Form and Denomination
The notes will be issued only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The notes will be issued in fully registered book-entry form and will be represented by one or more global notes deposited with, or on behalf of, a common depositary on behalf of Clearstream and Euroclear and registered in the name of the nominee of the common depositary. Beneficial interests in any of the notes will be shown on, and transfers will be effected through, records maintained by Clearstream and Euroclear and their participants, and these beneficial interests may not be exchanged for certificated notes, except in limited circumstances. See “Description of Notes — Book-Entry Procedures.”
Listing and Trading
Application has been made for the notes to be admitted to the Official List of Euronext Dublin and to trade on the Global Exchange

Market, which is the exchange regulated market of Euronext Dublin. The Global Exchange Market is not a regulated market for the purposes of MIFID II. No assurance can be given that this application will be granted.
No Public Market
The notes will be new securities for which there is currently no established trading market. The underwriters have advised us that they intend to make a market in the notes. The underwriters are not obligated, however, to make a market in the notes, and any such market-making may be discontinued by the underwriters in their discretion at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes. See “Underwriting.”
Risk Factors
See “Risk Factors” beginning on page S-11 and other information included or incorporated by reference in this prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in the notes.
Trustee; Paying Agent
Deutsche Bank Trust Company Americas.
Irish Stock Listing Agent
Arthur Cox Listing Services Limited.
Governing Law
New York.

Summary Historical Financial Data
The following tables set forth the summary historical consolidated financial data for the Company as of December 31, 2024 and 2023, and for the years ended December 31, 2024, 2023 and 2022, and as of March 31, 2025, and for the three months ended March 31, 2025 and 2024. The information as of December 31, 2024 and 2023, and for the years ended December 31, 2024, 2023 and 2022 was derived from our audited consolidated financial statements. The information as of March 31, 2025, and for the three months ended March 31, 2025 and 2024 was derived from our unaudited condensed consolidated financial statements that include, in the opinion of management, all normal and recurring adjustments necessary to state fairly the information for the periods and at the dates presented. The results of operations for the three months ended March 31, 2025 are not necessarily indicative of the results to be expected for the full year ending December 31, 2025. On February 16, 2024, the Company completed the divestiture of its aerospace business. The transaction represented a strategic shift; therefore, the data in the tables below reflect the aerospace business’ financial results as discontinued operations for all periods presented.
The following data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and related notes, all of which are contained in our Annual Report on Form 10-K filed with the SEC on February 20, 2025 and in our Quarterly Report on Form 10-Q filed with the SEC on May 6, 2025, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.
	Year Ended December 31,			Three Months Ended March 31,
	2024	2023	2022	2025	2024
	(dollars in million, except per share data)
Statement of Earnings Data:
Net sales	$11,795	$12,062	$13,372	$3,097	$2,874
Cost of sales (excluding depreciation and amortization)	(9,354)	(9,754)	(11,122)	(2,493)	(2,283)
Depreciation and amortization	(611)	(605)	(594)	(150)	(158)
Selling, general and administrative	(647)	(532)	(555)	(149)	(237)
Business consolidation and other activities	(420)	(133)	(71)	(13)	(26)
Interest income	68	36	14	7	26
Interest expense	(293)	(460)	(313)	(70)	(93)
Debt refinancing and other costs	(3)	—	(18)	—	(2)
Earnings before taxes	535	614	713	229	101
Tax (provision) benefit	(133)	(146)	(138)	(53)	(27)
Equity in results of affiliates, net of tax	28	20	7	5	5
Earnings from continuing operations	430	488	582	181	79
Discontinued operations, net of tax	3,584	223	150	(2)	3,607
Net earnings	4,014	711	732	179	3,686
Net earnings attributable to noncontrolling interests	6	4	13	—	1
Net earnings attributable to Ball Corporation	$4,008	$707	$719	$179	$3,685
Other Data:
EBITDA(1)	$1,442	$1,679	$1,638	$449	$354
Comparable EBITDA(1)	1,944	1,812	1,709	462	459
EBITDA margin(3)	12.2%	13.9%	12.2%	14.5%	12.3%
Comparable EBITDA margin(3)	16.5%	15.0%	12.8%	14.9%	16.0%
Total interest expense(4)	$(296)	$(460)	$(331)	$(70)	$(95)

	Year Ended December 31,			Three Months Ended March 31,
	2024	2023	2022	2025	2024
	(dollars in million, except per share data)
Cash provided by (used in) operating activities(2)	115	1,863	301	(665)	(1,247)
Cash provided by (used in) investing activities(2)	5,003	(1,053)	(786)	(207)	5,292
Cash provided by (used in) financing activities(2)	(4,790)	(662)	485	396	(2,978)
Capital expenditures(2)	(484)	(1,045)	(1,651)	(81)	(154)
Cash dividends per common share	0.80	0.80	0.80	0.20	0.20
	As of December 31,		As of March 31,
	2024	2023	2025
	(dollars in millions)
Balance Sheet Data:
Cash and cash equivalents	$885	$695	$449
Working capital(5)	(6)	(1,302)	195
Total assets	17,628	19,303	18,039
Ball Corporation shareholders’ equity	5,862	3,769	5,501
Total equity	5,930	3,837	5,569
	Year Ended December 31,			Three Months Ended March 31,
	2024	2023	2022	2025	2024
	(dollars in millions)
Summary of Comparable EBITDA:
Net earnings attributable to Ball Corporation	$4,008	$707	$719	$179	$3,685
Net earnings (loss) attributable to noncontrolling interests	6	4	13	—	1
Discontinued operations, net of tax	(3,584)	(223)	(150)	2	(3,607)
Earnings (loss) from continuing operations	430	488	582	181	79
Equity in results of affiliates, net of tax	(28)	(20)	(7)	(5)	(5)
Tax provision (benefit)	133	146	138	53	27
Earnings before taxes, as reported	535	614	713	229	101
Total interest expense(4)	296	460	331	70	95
Business consolidation and other activities	420	133	71	13	26
Aerospace disposition compensation	82	—	—	—	79
Amortization of acquired Rexam intangibles	139	135	135	33	38
Comparable Operating Earnings	1,472	1,342	1,250	345	339
Depreciation and amortization	611	605	594	150	158
Amortization of acquired Rexam intangibles	(139)	(135)	(135)	(33)	(38)
Comparable EBITDA(1)	$1,944	$1,812	$1,709	$462	$459

(1)
EBITDA represents earnings before interest expense, taxes, depreciation and amortization and Comparable EBITDA represents earnings before interest expense, taxes, depreciation and amortization, business consolidation and other activities and other non-comparable items. We present EBITDA and Comparable EBITDA because we consider them important supplemental measures of our financial performance and our management believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies’ financial performance in our industry. EBITDA and Comparable EBITDA are non-U.S. generally accepted accounting principles (“GAAP”) measures and should not be considered alternatives to net earnings as indicators of our operating performance. Non-U.S. GAAP measures should not be considered in isolation and should not be considered superior to, or a substitute for, financial measures calculated in accordance with U.S. GAAP. A reconciliation of EBITDA and Comparable EBITDA to earnings before taxes follows.
(2)
Cash flows from the historical aerospace reportable segment are presented within each cash flow statement category through the date of sale.

(3)
EBITDA Margin and Comparable EBITDA Margin are calculated as follows:

	Year ended December 31,			Three Months ended March 31,
	2024	2023	2022	2025	2024
	(dollars in millions)
EBITDA	$1,442	$1,679	$1,638	$449	$354
Comparable EBITDA	1,944	1,812	1,709	462	459
Net Sales	11,795	12,062	13,372	3,097	2,874
EBITDA Margin (EBITDA/Net Sales)	12.2%	13.9%	12.2%	14.5%	12.3%
Comparable EBITDA Margin (Comparable EBITDA/ Net Sales)	16.5%	15.0%	12.8%	14.9%	16.0%

(4)
Total interest expense includes debt refinancing and other costs of $3 million, $18 million and $2 million for the years ended December 31, 2024 and 2022 and the three months ended March 31, 2024, respectively.

(5)
Working capital is defined as current assets less current liabilities.

RISK FACTORS
You should carefully consider the following risk factors and the risk factors and assumptions related to our business identified or described in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus before investing in the notes. The risks described below or incorporated by reference herein are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. The occurrence of any one or more of the following could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.
Risks Related to the Notes
Our significant debt could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.
We have now and, after this offering, will continue to have a significant amount of debt. On March 31, 2025, on an as adjusted basis, after giving effect to this offering and the intended use of proceeds, we would have had total long-term debt, including current portion, of $      billion (of which $811 million would have consisted of the notes and approximately $4.94 billion would have consisted of our existing senior notes) and approximately $       billion available for additional borrowings under the Amended Credit Agreement. Our high level of debt could have important consequences, including the following:
•
use of a large portion of our cash flow to pay principal and interest on our notes, our credit facilities and our other debt, which will reduce the availability of our cash flow to fund working capital, capital expenditures, research and development expenditures and other business activities;

•
increase our vulnerability to general adverse economic and industry conditions;

•
limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•
restrict us from making strategic acquisitions or exploiting business opportunities;

•
place us at a competitive disadvantage compared to our competitors that have less debt;

•
limit our ability to make capital expenditures in order to maintain our manufacturing plants in good working order and repair; and

•
limit, along with the financial and other restrictive covenants in our debt, among other things, our ability to borrow additional funds, dispose of assets or pay cash dividends.

In addition, a substantial portion of our existing debt bears interest at variable rates. Market interest rates have fluctuated over the past several years and may increase in the future as a result of action by the U.S. Federal Reserve and other factors, and as a result, variable-rate debt will create higher debt service requirements, which would adversely affect our cash flow. While we sometimes enter into agreements limiting our exposure, any such agreements may not offer complete protection from this risk.
We will require a significant amount of cash to service our debt. Our ability to generate cash depends on many factors beyond our control.
Our ability to make payments on and to refinance our debt, including the notes, and to fund planned capital expenditures and research and development efforts, will depend on our ability to generate cash in the future. This is subject to general economic, financial, competitive, legislative, regulatory and other factors that may be beyond our control. Based on our current operations, we believe our cash flow from operations, available cash and available borrowings under the Amended Credit Agreement will be adequate to meet our future liquidity needs for the next several years barring any unforeseen circumstances which are beyond our control.

We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under the Amended Credit Agreement or otherwise in an amount sufficient to enable us to pay our debt, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our debt, including our credit facilities, the existing senior notes or the notes, on commercially reasonable terms or at all. The capital markets have experienced a period of increased volatility, which could impact any refinancing efforts or the terms thereof.
Despite our current significant level of debt, we may still be able to incur substantially more debt, including secured debt. This could further exacerbate the risks associated with our substantial debt.
We may be able to incur substantial additional debt, including secured debt, in the future. The indentures governing the notes and our existing senior notes will not or do not restrict the future incurrence of unsecured indebtedness, guarantees or other obligations. Although our credit facilities contain restrictions on the incurrence of additional debt, and the indentures governing the notes and our existing senior notes contain or will contain certain restrictions on the incurrence of additional secured debt, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. As of March 31, 2025, on an as adjusted basis, after giving effect to this offering and the intended use of proceeds, we would have had secured long-term debt of $      billion and approximately $      billion available for additional borrowings under the Amended Credit Agreement, all of which would be secured.
The notes and the subsidiary guarantees will be unsecured and effectively subordinated to our existing and future secured debt.
Holders of our secured debt will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing the secured debt. Notably, we and the subsidiary guarantors are parties to the Amended Credit Agreement, which is secured, subject to certain exceptions, by a lien or pledge on (i) 100% of the capital stock of each of our present and future direct and indirect material wholly-owned domestic subsidiaries directly owned by us or any of our wholly-owned domestic subsidiaries and (ii) 65% of the capital stock of each of our present and future material wholly-owned first-tier foreign subsidiaries and material wholly-owned U.S. domiciled foreign subsidiaries directly owned by us or any of our wholly-owned domestic subsidiaries, other than certain excluded subsidiaries. In addition, the obligations of certain foreign borrowers and foreign pledgors under the Amended Credit Agreement and the other loan documents, and of certain subsidiaries under certain hedging agreements, are secured, with certain exceptions in accordance with the terms of the loan documents and the applicable pledge agreement, by a valid first priority perfected lien or pledge on 100% of the capital stock of certain of our material wholly-owned foreign subsidiaries and material wholly-owned U.S. domiciled foreign subsidiaries directly owned by us or any of our wholly-owned material subsidiaries, other than certain excluded subsidiaries. The notes and the guarantees will be effectively subordinated to all secured debt to the extent of the value of the collateral. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured debt will have prior claim to those of our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our unsecured debt that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of secured debt.
As of March 31, 2025, on an as adjusted basis, after giving effect to this offering and the intended use of proceeds, we would have had secured long-term debt of $      billion and approximately $      billion would have been available for additional borrowings under the Amended Credit Agreement, all of which would be secured. We may be permitted to borrow substantial additional debt, including secured debt, in the future under the terms of the indenture governing the notes.
The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries that do not guarantee the notes.
The notes will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that do not guarantee the notes, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding of any of the non-guarantor subsidiaries, holders of their liabilities, including their trade creditors, will generally be entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us.
Substantially all of our domestic subsidiaries that guarantee our existing indebtedness will guarantee the notes, and none of our foreign subsidiaries will guarantee the notes. As of March 31, 2025, on an as adjusted basis, after giving effect to this offering and the intended use of proceeds, our non-guarantor subsidiaries would have had approximately $3.27 billion of outstanding liabilities, excluding intercompany liabilities but including trade payables. In addition, the non-guarantor subsidiaries generated approximately 54% of our net sales for both the year ended December 31, 2024 and the three months ended March 31, 2025, and held approximately 64% and 66% of our assets as of December 31, 2024 and March 31, 2025, respectively.
The notes do not impose any limitations on our ability to incur additional unsecured debt, guarantees or other obligations.
The indenture governing the notes will not restrict the future incurrence of unsecured indebtedness, guarantees or other obligations. Except for the limitations on granting liens on the capital stock and indebtedness of our subsidiaries and on certain limited assets we and certain of our subsidiaries own (or on entering into sale and leaseback transactions with respect to those assets) the indenture governing the notes will not restrict our ability to incur secured indebtedness, grant liens on our assets or to engage in sale and leaseback transactions. See “Description of Notes — Limitation on Liens” and “Description of Notes — Limitation on Sale and Leaseback Transactions.”
We may not be able to service the notes because of our operational structure.
The notes will be solely our obligation, and each subsidiary guarantee will be the obligation solely of the applicable guarantor. We are a holding company and, as such, our operations are conducted through our subsidiaries. Our subsidiaries are our primary source of income and we rely on that income to make payments on debt. However, our subsidiaries are separate and distinct legal entities.
Except for the subsidiary guarantees given by the subsidiary guarantors, holders of the notes cannot demand repayment of the notes from our subsidiaries because the notes will not be obligations of non-guarantor subsidiaries. Therefore, although our operating subsidiaries may have cash, we may not be able to make payments on our debt. In addition, our non-guarantor subsidiaries are not obligated to make distributions to us. The ability of our subsidiaries to make payments to us will also be affected by their own operating results and will be subject to applicable laws and contractual restrictions contained in the instruments governing any debt or leases of such subsidiaries. The indentures governing the existing senior notes do not limit the ability of such subsidiaries to enter into any consensual restrictions on their ability to pay dividends and other payments to us.
The definition of a Change of Control requiring us to repurchase the notes is limited, and the market price of the notes may decline if we enter into a transaction that is not a Change of Control under the indenture governing the notes.
The term “Change of Control” (as defined in “Description of Notes — Certain Definitions”) is limited in scope and does not include every event that might cause the market price of the notes to decline. Furthermore, we are required to repurchase the notes upon a Change of Control only if, during the 60 days after the earlier of such Change of Control or public announcement thereof (which period may be extended), the notes have a credit rating below investment grade from each of the three rating agencies. As a result, our obligation to repurchase the notes upon the occurrence of a Change of Control is limited and may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction.
We may not have sufficient funds to purchase the notes upon a Change of Control Repurchase Event as required by the indenture governing the notes.
Holders of the notes may require us to repurchase their notes upon a Change of Control Repurchase Event as defined under “Description of Notes — Certain Definitions.” We cannot assure you that we would have sufficient financial resources, or would be able to arrange financing, to pay the repurchase price of the notes, the existing senior notes, which have similar provisions, or other then-existing debt securities or other indebtedness, the holders of which may be entitled to similar rights. Furthermore, a Change of Control (as defined therein) is an event of default under the Amended Credit Agreement and the terms of our other then-existing indebtedness or other agreements may contain financial covenants, events of default provisions or other provisions that could be violated if a change of control (as defined therein) were to occur or if we were required to repurchase the notes, the existing senior notes or other debt securities or repay indebtedness containing a similar repurchase or repayment requirement.
The subsidiary guarantees of the notes could be subordinated or voided by a court.
Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the debt evidenced by its guarantee:
•
received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

•
was insolvent or rendered insolvent by reason of such incurrence; or

•
was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•
intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In such instances, the note holders would cease to have any claim in respect of that subsidiary guarantee and would be solely our creditors solely of us and any remaining subsidiary guarantors. In addition, any payment by that subsidiary guarantor pursuant to its subsidiary guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of the creditors of the subsidiary guarantor.
The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:
•
the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•
it could not pay its debts as they become due.

We cannot assure you, however, as to what standard a court would apply in making these determinations.
A court may void the issuance of the notes in circumstances of a fraudulent transfer under federal or state fraudulent transfer laws.
If a court determines the issuance of the notes constituted a fraudulent transfer, the holders of the notes may not receive payment on the notes.
Under federal bankruptcy and comparable provisions of state fraudulent transfer laws, if a court were to find that, at the time the notes were issued, we:
•
issued the notes with the intent of hindering, delaying or defrauding current or future creditors; or

•
received less than fair consideration or reasonably equivalent value for incurring the debt represented by the notes, and either (i) we were insolvent or were rendered insolvent by reason of the issuance of the notes; or (ii) we were engaged, or about to engage, in a business or transaction for which our assets were unreasonably small; or (iii) we intended to incur, or believed, or should have believed, we would incur, debts beyond our ability to pay as such debts mature; then a court could:
•
avoid all or a portion of our obligations to the holders of the notes;

•
subordinate our obligations to the holders of the notes to other existing and future debt of us, the effect of which would be to entitle the other creditors to be paid in full before any payment could be made on the notes; or

•
take other action harmful to the holders of the notes, including in certain circumstances, invalidating the notes.

In any of these events, we could not assure you that the holders of the notes would ever receive payment on the notes.
The measures of insolvency for the purposes of the above are described in the risk factor “The subsidiary guarantees of the notes could be subordinated or voided by a court.” We cannot assure you as to what standard a court would apply in order to determine whether we were “insolvent” as of the date the notes were issued, or that, regardless of the method of valuation, a court would not determine that we were insolvent on that date. Nor can we assure you that a court would not determine, regardless of whether we were insolvent on the date the notes were issued, that the issuance of the notes constituted fraudulent transfers on another ground.
An active trading market may not develop for the notes. The liquidity of any trading market that does develop and the market prices quoted for the notes may be adversely affected by factors beyond our control.
The notes will be new securities for which there is currently no existing market. Application has been made for the notes to be admitted to the Official List of Euronext Dublin and to trade on the Global Exchange Market, which is the exchange regulated market of Euronext Dublin. However, there can be no assurance that the notes will be admitted to trade on the Global Exchange Market within a reasonable period after the issuance thereof, and we cannot assure you that the notes will become or will remain listed or admitted to trade. We may not obtain or maintain such listing on the Official List of Euronext Dublin and may seek to obtain and maintain the listing of the notes on another stock exchange, although there can be no assurance that we will be able to do so. Failure for the notes to be admitted to listing on, or the delisting of the notes from, the Official List of Euronext Dublin or another listing exchange may have a material adverse effect on a holder’s ability to sell the notes.
In addition, we cannot assure you as to the liquidity of any market that may develop for the notes, the ability of holders of the notes to sell them or the price at which the holders of the notes may be able to sell them. The liquidity of any market for the notes will depend on the number of holders, prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our own financial condition, performance and prospects, as well as recommendations by securities analysts. Historically, the market for non-investment grade debt, such as the notes, has been subject to disruptions that have caused substantial price volatility. We cannot assure you that if a market for the notes were to develop, such a market would not be subject to similar disruptions. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. Each underwriter may discontinue any market making in the notes at any time, in its sole discretion, without notice. As a result, we cannot assure you as to the liquidity of any trading market for the notes. We also cannot assure you that you will be able to sell your notes at a particular time or at all, or that the prices that you receive when you sell them will be favorable. If no active trading market develops, you may not be able to resell your notes at their fair market value, or at all.
The notes may not become, or remain, listed on the Official List of Euronext Dublin.
Although we will agree to use our commercially reasonable efforts to have the notes listed on the Official List of Euronext Dublin and admitted to trade on the Global Exchange Market and to maintain such listing (or a listing on an alternative exchange in Europe as may be reasonably agreed) as long as the notes are outstanding, we cannot assure you that the notes will become or remain listed. If we cannot maintain the listing on Euronext Dublin and the admission to dealing on the Official List thereof, or if it becomes unduly burdensome to make or maintain such listing, we may cease to make or maintain such listing on the Official List of the Euronext Dublin, provided that we will use our commercially reasonable efforts to obtain and maintain the listing of the notes on an alternative exchange in Europe as may be reasonably agreed, although there can be no assurance that we will be able to do so. Although no assurance is made as to the liquidity of the notes as a result of listing on the Official List of Euronext Dublin or another alternative exchange in Europe in accordance with the indenture, failure to be approved for listing or the delisting of the notes from the Official List of Euronext Dublin or another listing exchange in accordance with the indenture may have a material adverse effect on a holder’s ability to resell notes in the secondary market.
Holders of the notes may be subject to the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls, relating to the euro.
The initial investors in the notes will be required to pay for the notes in euro. Neither we nor the underwriters will be obligated to assist the initial investors in obtaining euro or in converting other currencies into euro to facilitate the payment of the purchase price for the notes.
An investment in any security denominated in, and all payments with respect to which are to be made in, a currency other than the currency of the country in which an investor in the notes resides or the currency in which an investor conducts its business or activities (the “investor’s home currency”), entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency. In the case of the notes offered hereby, these risks may include the possibility of:
•
significant changes in rates of exchange between the euro and the investor’s home currency; and

•
the imposition or modification of foreign exchange controls with respect to the euro or the investor’s home currency.

We have no control over a number of factors affecting the notes offered hereby and foreign exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries, and the extent of governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance. Moreover, the recent global economic volatility and the actions taken or to be taken by various national governments in response to the volatility could significantly affect the exchange rates between the euro and the investor’s home currency.
The exchange rates of an investor’s home currency for euro and the fluctuations in those exchange rates that have occurred in the past are not necessarily indicative of the exchange rates or the fluctuations therein that may occur in the future. Depreciation of the euro against the investor’s home currency would result in a decrease in the investor’s home currency equivalent yield on a note, in the investor’s home currency equivalent of the principal payable at the maturity of that note and generally in the investor’s home currency equivalent market value of that note. Appreciation of the euro in relation to the investor’s home currency would have the opposite effects. The European Union or one or more of its member states may, in the future, impose exchange controls and modify any exchange controls imposed, which controls could affect exchange rates, as well as the availability of euro at the time of payment of principal of, interest on, or any redemption payment or additional amounts with respect to, the notes.
This description of foreign exchange risks does not describe all the risks of an investment in securities, including, in particular, the notes, that are denominated or payable in a currency other than an investor’s home currency. You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.
The notes permit us to make payments in U.S. dollars if we are unable to obtain euro.
If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then-member states of the European

Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the most recently available market exchange rate (as defined in “Description of Notes — Issuance in Dollars or Euros”) for the euro. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. See “Description of Notes — Issuance in Dollars or Euros.”
The European Commission has proposed a financial transactions tax in certain member states of the European Union which, if adopted, could apply in certain circumstances to secondary market trades of the notes both within and outside of those participating member states.
On February 14, 2013, the European Commission published a proposal (the “Commission’s proposal”) for a Directive for a common financial transactions tax (“FTT”) in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (each, other than Estonia, a “participating Member State”). Following the ECOFIN Council meeting of December 8, 2015, Estonia officially announced its withdrawal from the negotiations and, on March 16, 2016, completed the formalities required to leave the enhanced cooperation on FTT although clearly certain countries in the revolving presidency intend to retain it as part of the long-term EU taxation agenda, and it remains part of the EU tax file still. The Commission’s proposal has a very broad scope and could, if introduced in the form proposed on February 14, 2013, apply to certain dealings in the notes (including secondary market transactions) in certain circumstances. The issuance and subscription of notes are expected, however, to be exempt. The final adopted proposal, if it transpires, is likely to be very different from the original proposal and the detail cannot presently be predicted.
Under the Commission’s proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the notes where at least one party is a financial institution and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.
The FTT proposal remains subject to negotiation among the participating Member States. It may therefore be altered prior to any implementation (if at all), the timing of which remains unclear. Additional member states of the European Union may decide to participate and/or certain of the participating Member States may decide to withdraw.
Prospective holders of, and investors in, the notes are advised to seek their own professional advice regarding the FTT.
In a lawsuit for payment on the notes, an investor may bear currency exchange risk.
The indenture is, and the notes will be governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euros. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a significant amount of time. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply New York law. In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euros into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

Trading in the clearing systems is subject to minimum denomination requirements.
The terms of the notes provide that the notes will be issued with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to the notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or any integral multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.
The notes will initially be held in book-entry form and therefore investors must rely on the procedures of the relevant clearing systems to exercise any rights and remedies.
The notes will initially only be issued in global certificated form and held through Euroclear and Clearstream. Interests in the global notes will trade in book-entry form only, and notes in definitive registered form will be issued in exchange for book-entry interests only in very limited circumstances. Owners of book-entry interests will not be considered owners or holders of notes. The common depositary, or its nominee, for Euroclear and Clearstream will be the sole registered holder of the global notes representing the notes. Payments of principal, interest and other amounts owing on or in respect of the global notes representing the notes will be made to the paying agent, which will make payments to Euroclear and Clearstream. Thereafter, these payments will be credited to participants’ accounts that hold book-entry interests in the global notes representing the notes and credited by such participants to indirect participants. After payment to the common depositary for Euroclear and Clearstream, we will have no responsibility or liability for the payment of interest, principal or other amounts to the owners of book-entry interests. Accordingly, if investors own a book-entry interest, they must rely on the procedures of Euroclear and Clearstream, and if investors are not participants in Euroclear and Clearstream, they must rely on the procedures of the participant through which they own their interest, to exercise any rights and obligations of a holder of notes under the indenture.
Unlike the holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our consent solicitations, requests for waivers or other actions from holders of the notes. Instead, if an investor owns a book-entry interest, it will be permitted to act only to the extent it has received appropriate proxies to do so from Euroclear and Clearstream. The procedures implemented for the granting of such proxies may not be sufficient to enable such investor to vote on a timely basis.
Similarly, upon the occurrence of an event of default under the indenture, unless and until definitive registered notes are issued in respect of all book-entry interests, if investors own book-entry interests, they will be restricted to acting through Euroclear and Clearstream. The procedures to be implemented through Euroclear and Clearstream may not be adequate to ensure the timely exercise of rights under the notes.
You may not be able to effect service of process or enforce judgments obtained against the Company or the guarantors outside the United States.
The Company and the guarantors are entities organized under the laws of the United States. All or a substantial portion of the Company’s and the guarantors’ assets are located in the United States and, as a result, it may not be possible for investors to effect service of process or enforce judgments obtained against the Company or the guarantors outside the United States.

CURRENCY CONVERSION
Principal, premium, if any, and interest payments in respect of the notes and additional amounts, if any, will be payable in euros. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euros. See “Description of Notes — Issuance in Dollars or Euros.” Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. This exchange rate may be materially less favorable than the rate in effect at the time the notes were issued or as would be determined by applicable law. Investors will be subject to foreign exchange risks as to payments of principal of, and premium, if any, and interest on, the notes that may have important economic and tax consequences to them. See “Risk Factors.” You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of the notes offered by this prospectus supplement will be approximately €      million (after deducting the underwriting discounts and commissions and estimated expenses related to this offering). We intend to use the net proceeds from this offering, together with cash on hand, for general corporate purposes, which may include the refinancing or repayment of debt, potential investments in strategic alliances and acquisitions, working capital, pension contributions or capital expenditures. Prior to the application of such proceeds, we intend to repay outstanding borrowings under our U.S. dollar revolver, without a reduction in commitment, using a portion of the net proceeds from this offering, together with cash on hand. The exact allocation of such proceeds and the timing thereof is at the discretion of our management.
Our U.S. dollar revolver matures on June 28, 2027 and currently bears interest at a rate of 5.41%. Amounts repaid under our U.S. dollar revolver may be reborrowed in the future.
Certain of the underwriters and/or their affiliates are lenders under our U.S. dollar revolver and, as a result, may receive a portion of the net proceeds from this offering. See “Underwriting — Other Relationships.”

CAPITALIZATION
The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2025 (1) on an actual basis and (2) on an as adjusted basis after giving effect to the issuance of €750 million in aggregate principal amount of notes offered hereby and the intended use of proceeds.
	As of March 31, 2025
	Actual	As Adjusted
	(dollars in millions)
Cash and cash equivalents(1)	$449	$
Long-term debt, including current portion:
Senior Secured Credit Facilities:
Term A Loan	$625		$625
U.S. dollar Revolver(2)(3)	850
Multi-currency Revolver(2)	200		200
5.25% Senior Notes due 2025	189		189
4.875% Senior Notes due 2026	256		256
1.50% euro denominated Senior Notes due 2027	595		595
6.875% Senior Notes due 2028	750		750
6.00% Senior Notes due 2029	1,000		1,000
2.875% Senior Notes due 2030	1,300		1,300
3.125% Senior Notes due 2031	850		850
Senior Notes offered hereby	―		811
Finance lease obligations	7		7
Other debt(4)	(41)
Total long-term debt, including current portion	6,581
Total equity	5,569		5,569
Total capitalization	$12,150	$

(1)
Cash and cash equivalents, on an as adjusted basis, reflect cash utilized to repay borrowings in excess of the net proceeds received from the issuance of the notes, if any.

(2)
As of March 31, 2025, taking into account outstanding letters of credit, approximately $674 million was available under our U.S. dollar revolver and multi-currency revolving credit facility.

(3)
Prior to the application of the proceeds from this offering of notes as described under “Use of Proceeds,” we intend to repay outstanding borrowings under our U.S. dollar revolver, without a reduction in commitment, using a portion of the net proceeds from this offering, together with cash on hand.

(4)
Other debt excludes $50 million of short-term debt outstanding under uncommitted bank facilities as of March 31, 2025, excludes $86 million of committed short-term loans outstanding as of March 31, 2025, and includes $37 million, on an actual basis, and $      million, on an as adjusted basis, of debt issuance costs as of March 31, 2025.

DESCRIPTION OF OTHER INDEBTEDNESS
Amended Credit Agreement
General
The following summary of the Amended Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Credit Agreement, which we filed with the SEC on our Current Report on Form 8-K, dated June 28, 2022.
On June 28, 2022, we, certain of our subsidiaries, Deutsche Bank AG New York Branch, as administrative agent and as collateral agent (in such capacities, the “Agents”), the lenders party thereto and the facing agents party thereto, entered into a Fifth Amendment to Credit Agreement (the “Fifth Amendment”), which amended our Credit Agreement, dated as of March 18, 2016 (as amended, including by the Fifth Amendment, the “Amended Credit Agreement”), among us, certain of our subsidiaries, the Agents, the lenders party thereto and the facing agents party thereto, by, among other things, (i) extending the maturity date from March 25, 2024 to June 28, 2027 and (ii) refinancing the existing term loan A and revolving facilities thereunder with (x) a term loan A facility available to us in an aggregate principal amount of $1,350,000,000, (y) a U.S. dollar revolving credit facility available to us and certain of our domestic subsidiaries in an aggregate principal amount of $1,250,000,000, and (z) a multi-currency revolving credit facility available to us and certain of our subsidiaries in an aggregate principal amount of $500,000,000. As of March 31, 2025, taking into account outstanding letters of credit, approximately $674 million was available under the Amended Credit Agreement. Prior to the application of the proceeds from this offering of notes as described under “Use of Proceeds,” we intend to repay outstanding borrowings under our U.S. dollar revolver, without a reduction in commitment, using a portion of the net proceeds from this offering, together with cash on hand.
Interest
Borrowings in U.S. dollars shall bear interest based on a term secured overnight financing rate (“SOFR”) plus a credit spread adjustment of 0.10% or a base rate, in each case plus a margin as described below. Borrowings in Pounds sterling shall bear interest based on a daily sterling overnight index average rate (“SONIA”) plus a credit spread adjustment of 0.10% plus a margin as described below. Borrowings in Euros shall bear interest based on the EURIBOR rate plus a margin as described below. The margin for each of the foregoing rates other than the base rate shall range from 1.00% to 1.50% based on our net leverage ratio (as defined in the Amended Credit Agreement), with interest periods, in the case of SOFR or EURIBOR borrowings, at our option of 1, 3 or 6 months or, subject to certain conditions, 12 months or any period less than one month. The margin for base rate borrowings shall range from 0.00% to 0.50% based on our net leverage ratio.
Outstanding term loans under the term loan A facility are payable in equal installments of $0 on the last business day of each of the first four full fiscal quarters occurring after June 28, 2022 commencing with the fiscal quarter ending September 30, 2022; and subsequently in equal installments of $8,437,500 on the last business day of each of the following full fiscal quarters commencing with the fiscal quarter ending September 30, 2023, ending with (and including) the fiscal quarter ending June 30, 2025; and subsequently in equal installments of $16,875,000 on the last business day of each of the following full fiscal quarters commencing with the fiscal quarter ending September 30, 2025, ending with (and including) the fiscal quarter ending immediately prior to the maturity date, with the balance due on the maturity date.
Representations and Warranties; Covenants
The Amended Credit Agreement contains customary representations and warranties, events of default and covenants for a transaction of this type, including, among other things, covenants that restrict the our and our subsidiaries’ ability to incur certain additional indebtedness, create or prevent certain liens on assets, engage in certain mergers or consolidations, engage in asset dispositions, declare or pay dividends and make equity redemptions or restrict the ability of its subsidiaries to do so, make loans and investments, enter into transactions with affiliates, enter into sale-leaseback transactions or make voluntary payments, amendments or modifications to subordinate or junior indebtedness. The Amended Credit Agreement also requires us to maintain a net leverage ratio of (i) no greater than 5.00 to 1.00 for any period of four consecutive fiscal quarters of Ball for which financial statements have been delivered ending on or prior to June 30, 2025, or (ii) no greater than 4.50 to 1.00 for any period of four consecutive fiscal quarters of Ball for which financial statements have been delivered ending on or after September 30, 2025. The maximum permitted net leverage ratio increases by 0.50 upon the consummation of certain permitted acquisitions for the four fiscal quarter period commencing with the fiscal quarter in which such acquisition occurs.
Commitments and loans outstanding under the Amended Credit Agreement may be voluntarily reduced or prepaid without premium or penalty other than payment of customary breakage costs. Loans outstanding under the term loan facility will be subject to mandatory prepayment by the net cash proceeds of asset dispositions or casualty or condemnation events with respect to our and our subsidiaries’ assets, except for certain specified exceptions and subject to specified thresholds, in each case to the extent not reinvested in accordance with the terms of the Amended Credit Agreement
Events of Default
If an event of default under the Amended Credit Agreement occurs, the commitments under the Amended Credit Agreement may be terminated and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.
Security and Guarantees
We and all of our present and future material wholly-owned domestic subsidiaries and material wholly-owned U.S. domiciled foreign subsidiaries, and certain other domestic subsidiaries, guaranty the obligations (or, in the case of U.S. domiciled foreign subsidiaries, the obligations of foreign credit parties or subsidiaries only) under the loan documents and any swap contracts entered into with any of the lenders or their affiliates that remain a lender or an affiliate, with certain exceptions and subject to grace periods in accordance with the terms of the Amended Credit Agreement.
The obligations under the loan documents are secured, with certain exceptions in accordance with the terms of the Amended Credit Agreement and the applicable pledge agreement, by a valid first priority perfected lien or pledge on (i) 100% of the capital stock of each of our present and future direct and indirect material wholly-owned domestic subsidiaries directly owned by us or any of our wholly-owned domestic subsidiaries and (ii) 65% of the capital stock of each of our present and future material wholly-owned first-tier foreign subsidiaries and material wholly-owned U.S. domiciled foreign subsidiaries directly owned by us or any of our wholly-owned domestic subsidiaries, other than certain excluded subsidiaries. In addition, the obligations of certain foreign borrowers and foreign pledgors under the loan documents, and of certain subsidiaries under certain hedging agreements, are secured, with certain exceptions in accordance with the terms of the loan documents and the applicable pledge agreement, by a valid first priority perfected lien or pledge on 100% of the capital stock of certain of our material wholly-owned foreign subsidiaries and material wholly-owned U.S. domiciled foreign subsidiaries directly owned by us or any of our wholly-owned material subsidiaries, other than certain excluded subsidiaries.
5.25% U.S. Dollar Denominated Senior Notes due 2025
General
The following summary of the 2025 notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated March 27, 2006, which we filed with the SEC on our Current Report on Form 8-K, dated March 27, 2006, and filed on March 30, 2006, and the tenth supplemental indenture, dated June 25, 2015, governing the 2025 notes, which we filed with the SEC on our Current Report on Form 8-K, dated June 25, 2015, and filed on June 25, 2015.
The 2025 notes are our unsecured senior obligations. They rank senior in right of payment to all of our future unsecured subordinated debt and equally in right of payment with all of our existing and future unsecured senior debt, including the notes.

Principal, Maturity and Interest
As of March 31, 2025, the outstanding aggregate principal amount of the 2025 notes was $189 million. The 2025 notes will mature on July 1, 2025. Interest on the 2025 notes accrues at a rate of 5.25% per annum and is payable semiannually in arrears on July 1 and January 1 of each year to holders of record on the immediately preceding June 15 and December 15.
Subsidiary Guarantees
Our payment obligations under the 2025 notes are fully and unconditionally guaranteed on an unsecured senior basis by certain of our existing and future domestic subsidiaries, other than certain excluded subsidiaries (the same subsidiaries that will fully and unconditionally guarantee the notes offered hereby). The 2025 notes are not guaranteed by any of our foreign subsidiaries.
The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor’s senior existing and future unsecured debt, is such guarantor’s senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor’s existing and future debt that expressly provides for its subordination to such subsidiary guarantor’s subsidiary guarantee.
Optional Redemption
At any time, we may redeem all or some of the 2025 notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such notes discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis, at a rate equal to the sum of the Treasury Rate (as defined in the indenture governing the 2025 notes) plus 50 basis points, plus, in each case, any accrued and unpaid interest to, but excluding, the date of redemption.
Change of Control
Upon a Change of Control Repurchase Event (as defined in the indenture governing the 2025 notes) the holders of the 2025 notes have the right to require us to repurchase all or any part of that holder’s 2025 notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.
Certain Covenants
The 2025 notes indenture contains certain covenants for the benefit of the holders of the 2025 notes, which restrict our ability to, among other things: create liens; enter into sale and leaseback transactions; and merge or consolidate with other entities.
Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2025 notes.
4.875% U.S. Dollar Denominated Senior Notes due 2026
General
The following summary of the 2026 notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated November 27, 2015, which we filed with the SEC on our Registration Statement on Form S-3 dated November 27, 2015, and the tenth supplemental indenture, dated March 9, 2018, governing the 2026 notes, which we filed with the SEC on our Current Report on Form 8-K, dated March 6, 2018, and filed on March 9, 2018.
The 2026 notes are our unsecured senior obligations. They rank senior in right of payment to all of our future unsecured subordinated debt and equally in right of payment with all of our existing and future unsecured senior debt, including the notes.

Principal, Maturity and Interest
As of March 31, 2025, the outstanding aggregate principal amount of the 2026 notes was $256 million. The 2026 notes will mature on March 15, 2026. Interest on the 2026 notes accrues at a rate of 4.875% per annum and is payable semiannually in arrears on March 15 and September 15 of each year to holders of record on the immediately preceding March 1 and September 1.
Subsidiary Guarantees
Our payment obligations under the 2026 notes are fully and unconditionally guaranteed on an unsecured senior basis by certain of our existing and future domestic subsidiaries, other than certain excluded subsidiaries (the same subsidiaries that will fully and unconditionally guarantee the notes offered hereby). The 2026 notes are not guaranteed by any of our foreign subsidiaries.
The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor’s senior existing and future unsecured debt, is such guarantor’s senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor’s existing and future debt that expressly provides for its subordination to such subsidiary guarantor’s subsidiary guarantee.
Optional Redemption
At any time, we may redeem all or some of the 2026 notes, upon not less than 30 nor more than 60 days’ notice, prior to December 15, 2025 (the “2026 note Par Call Date”), at a redemption price equal to the greater of (1) 100% of the principal amount of the 2026 notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2026 notes that would be due if the 2026 notes matured on the 2026 note Par Call Date discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis, at a rate equal to the sum of the Treasury Rate (as defined in the indenture governing the 2026 notes) plus 50 basis points, plus in each case, any accrued and unpaid interest to, but excluding, the date of redemption.
At any time on or after the 2026 note Par Call Date, we may redeem all or any of the 2026 notes at any time in whole, or from time to time in part, at our option, at a redemption price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest to, but excluding, the date of redemption.
Change of Control
Upon a Change of Control Repurchase Event (as defined in the indenture governing the 2026 notes), the holders of the 2026 notes have the right to require us to repurchase all or any part of that holder’s 2026 notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.
Certain Covenants
The 2026 notes indenture contains certain covenants for the benefit of the holders of the 2026 notes, which restrict our ability to, among other things: create liens; enter into sale and leaseback transactions; and merge or consolidate with other entities.
Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2026 notes.
1.50% Euro Denominated Senior Notes due 2027
General
The following summary of the 2027 Euro notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated November 27, 2015, which we filed with the SEC on our Registration Statement on Form S-3 dated November 27, 2015, and the twelfth supplemental indenture, dated November 18, 2019, governing the 2027 Euro notes, which we filed with the SEC on our Current Report on Form 8-K, dated November 13, 2019, and filed on November 18, 2019.

The 2027 Euro notes are our unsecured senior obligations. They rank senior in right of payment to all of our future unsecured subordinated debt and equally in right of payment with all of our existing and future unsecured senior debt, including the notes.
Principal, Maturity and Interest
As of March 31, 2025, the outstanding aggregate principal amount of the 2027 Euro notes was $595 million (based on U.S. dollar/euro exchange rate as of March 31, 2025). The 2027 Euro notes will mature on March 15, 2027. Interest on the 2027 Euro notes accrues at a rate of 1.50% per annum and is payable semiannually in arrears on January 1 and July 1 of each year to holders of record at the close of business on the business day immediately preceding such interest payment date.
Subsidiary Guarantees
Our payment obligations under the 2027 Euro notes are fully and unconditionally guaranteed on an unsecured senior basis by certain of our existing and future domestic subsidiaries, other than certain excluded subsidiaries (the same subsidiaries that will fully and unconditionally guarantee the notes offered hereby). The 2027 Euro notes are not guaranteed by any of our foreign subsidiaries.
The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor’s senior existing and future unsecured debt, is such guarantor’s senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor’s existing and future debt that expressly provides for its subordination to such subsidiary guarantor’s subsidiary guarantee.
Optional Redemption
At any time, we may redeem all or some of the 2027 Euro notes, upon not less than 30 nor more than 60 days’ notice, prior to December 15, 2026 (the “2027 Euro note Par Call Date”), at a redemption price equal to the greater of (1) 100% of the principal amount of the 2027 Euro notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2027 Euro notes that would be due if the 2027 Euro notes matured on the 2027 Euro note Par Call Date discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis, at a rate equal to the sum of the Treasury Rate (as defined in the indenture governing the 2027 Euro notes) plus 50 basis points, plus in each case, any accrued and unpaid interest to, but excluding, the date of redemption.
At any time on or after the 2027 Euro note Par Call Date, we may redeem all or any of the 2027 Euro notes at any time in whole, or from time to time in part, at our option, at a redemption price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest to, but excluding, the date of redemption.
Change of Control
Upon a Change of Control Repurchase Event (as defined in the indenture governing the 2027 Euro notes), the holders of the 2027 Euro notes have the right to require us to repurchase all or any part of that holder’s 2027 Euro notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.
Certain Covenants
The 2027 Euro notes indenture contains certain covenants for the benefit of the holders of the 2027 Euro notes, which restrict our ability to, among other things: create liens; enter into sale and leaseback transactions; and merge or consolidate with other entities.
Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2027 Euro notes.
6.875% U.S. Dollar Denominated Senior Notes due 2028
General
The following summary of the 2028 notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated November 27, 2015, which we filed with the SEC on our

Registration Statement on Form S-3 dated November 27, 2015, and the fifteenth supplemental indenture, dated November 25, 2022, governing the 2028 notes, which we filed with the SEC on our Current Report on Form 8-K, dated November 25, 2022, and filed on November 25, 2022.
The 2028 notes are our unsecured senior obligations. They rank senior in right of payment to all of our future unsecured subordinated debt and equally in right of payment with all of our existing and future unsecured senior debt, including the notes.
Principal, Maturity and Interest
As of March 31, 2025, the outstanding aggregate principal amount of the 2028 notes was $750 million. The 2028 notes will mature on March 15, 2028. Interest on the 2028 notes accrues at a rate of 6.875% per annum and is payable semiannually in arrears on January 1 and July 1 of each year to holders of record on the immediately preceding December 15 and June 15.
Subsidiary Guarantees
Our payment obligations under the 2028 notes are fully and unconditionally guaranteed on an unsecured senior basis by certain of our existing and future domestic subsidiaries, other than certain excluded subsidiaries (the same subsidiaries that will fully and unconditionally guarantee the notes offered hereby). The 2028 notes are not guaranteed by any of our foreign subsidiaries.
The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor’s senior existing and future unsecured debt, is such guarantor’s senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor’s existing and future debt that expressly provides for its subordination to such subsidiary guarantor’s subsidiary guarantee.
Optional Redemption
We may currently redeem all or any of the 2028 notes at any time in whole, or from time to time in part, at our option, at a redemption price of 103.438% (expressed as a percentage of the principal amount of the 2028 notes being redeemed) plus any accrued and unpaid interest to, but excluding, the date of redemption. At any time on or after November 15, 2025, we may redeem all or any of the 2028 notes at any time in whole, or from time to time in part, at our option, on or after November 15 of the relevant year listed as follows (expressed as percentages of the principal amount of the 2028 notes being redeemed): 2025 at a redemption price of 101.719%; and 2026 and thereafter at a redemption price of 100%, in each case plus any accrued and unpaid interest to, but excluding, the date of redemption.
Change of Control
Upon a Change of Control Repurchase Event (as defined in the indenture governing the 2028 notes), the holders of the 2028 notes have the right to require us to repurchase all or any part of that holder’s 2028 notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.
Certain Covenants
The 2028 notes indenture contains certain covenants for the benefit of the holders of the 2028 notes, which restrict our ability to, among other things: create liens; enter into sale and leaseback transactions; and merge or consolidate with other entities.
Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2028 notes.
6.00% U.S. Dollar Denominated Senior Notes due 2029
General
The following summary of the 2029 notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated November 27, 2015, which we filed with the SEC on our

Registration Statement on Form S-3 dated November 27, 2015, and the sixteenth supplemental indenture, dated May 8, 2023, governing the 2029 notes, which we filed with the SEC on our Current Report on Form 8-K, dated May 8, 2023, and filed on May 11, 2023.
The 2029 notes are our unsecured senior obligations. They rank senior in right of payment to all of our future unsecured subordinated debt and equally in right of payment with all of our existing and future unsecured senior debt, including the notes.
Principal, Maturity and Interest
As of March 31, 2025, the outstanding aggregate principal amount of the 2029 notes was $1.0 billion. The 2029 notes will mature on June 15, 2029. Interest on the 2029 notes accrues at a rate of 6.00% per annum and is payable semiannually in arrears on January 1 and July 1 of each year to holders of record on the immediately preceding December 15 and June 15.
Subsidiary Guarantees
Our payment obligations under the 2029 notes are fully and unconditionally guaranteed on an unsecured senior basis by certain of our existing and future domestic subsidiaries, other than certain excluded subsidiaries (the same subsidiaries that will fully and unconditionally guarantee the notes offered hereby). The 2029 notes are not guaranteed by any of our foreign subsidiaries.
The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor’s senior existing and future unsecured debt, is such guarantor’s senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor’s existing and future debt that expressly provides for its subordination to such subsidiary guarantor’s subsidiary guarantee.
Optional Redemption
At any time, we may redeem all or some of the 2029 notes, prior to May 15, 2026, at a redemption price equal to the greater of (1) 100% of the principal amount of the 2029 notes to be redeemed and (2) the sum of the present values of the redemption price of such 2029 notes on May 15, 2026 and all required payments of interest on such notes through May 15, 2026, discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis, at a rate equal to the sum of the Treasury Rate (as defined in the indenture governing the 2028 notes) plus 50 basis points, plus in each case, any accrued and unpaid interest to, but excluding, the date of redemption. At any time on or after May 15, 2026, we may redeem all or any of the 2029 notes at any time in whole, or from time to time in part, at our option, on or after May 15 of the relevant year listed as follows (expressed as percentages of the principal amount of the 2029 notes being redeemed): 2026 at a redemption price of 103.000%; 2027 at a redemption price of 101.500%; and 2028 and thereafter at a redemption price of 100%, in each case plus any accrued and unpaid interest to, but excluding, the date of redemption.
At any time prior to May 15, 2026, we may redeem up to 40% of the aggregate principal amount of the 2029 notes with an amount not to exceed the proceeds of one or more equity offerings of our capital stock at a redemption price of 106.00% of the principal amount of the 2029 notes being redeemed, plus any accrued and unpaid interest to, but excluding, the date of redemption.
Change of Control
Upon a Change of Control Repurchase Event (as defined in the indenture governing the 2029 notes), the holders of the 2029 notes have the right to require us to repurchase all or any part of that holder’s 2029 notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.
Certain Covenants
The 2029 notes indenture contains certain covenants for the benefit of the holders of the 2029 notes, which restrict our ability to, among other things: create liens; enter into sale and leaseback transactions; and merge or consolidate with other entities.

Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2029 notes.
2.875% U.S. Dollar Denominated Senior Notes due 2030
General
The following summary of the 2030 notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated November 27, 2015, which we filed with the SEC on our Registration Statement on Form S-3 dated November 27, 2015, and the thirteenth supplemental indenture, dated August 13, 2020, governing the 2030 notes, which we filed with the SEC on our Current Report on Form 8-K, dated August 13, 2020, and filed on August 13, 2020.
The 2030 notes are our unsecured senior obligations. They rank senior in right of payment to all of our future unsecured subordinated debt and equally in right of payment with all of our existing and future unsecured senior debt, including the notes.
Principal, Maturity and Interest
As of March 31, 2025, the outstanding aggregate principal amount of the 2030 notes was $1.3 billion. The 2030 notes will mature on August 15, 2030. Interest on the 2030 notes accrues at a rate of 2.875% per annum and is payable semiannually in arrears on February 15 and August 15 of each year to holders of record on the immediately preceding February 1 and August 1.
Subsidiary Guarantees
Our payment obligations under the 2030 notes are fully and unconditionally guaranteed on an unsecured senior basis by certain of our existing and future domestic subsidiaries, other than certain excluded subsidiaries (the same subsidiaries that will fully and unconditionally guarantee the notes offered hereby). The 2030 notes are not guaranteed by any of our foreign subsidiaries.
The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor’s senior existing and future unsecured debt, is such guarantor’s senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor’s existing and future debt that expressly provides for its subordination to such subsidiary guarantor’s subsidiary guarantee.
Optional Redemption
At any time, we may redeem all or some of the 2030 notes, upon not less than 15 nor more than 60 days’ notice, prior to May 15, 2030 (the “2030 note Par Call Date”), at a redemption price equal to the greater of (1) 100% of the principal amount of the 2030 notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2030 notes that would be due if the 2030 notes matured on the 2030 note Par Call Date discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis, at a rate equal to the sum of the Treasury Rate (as defined in the indenture governing the 2030 notes) plus 50 basis points, plus in each case, any accrued and unpaid interest to, but excluding, the date of redemption.
At any time on or after the 2030 note Par Call Date, we may redeem all or any of the 2030 notes at any time in whole, or from time to time in part, at our option, at a redemption price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest to, but excluding, the date of redemption.
Change of Control
Upon a Change of Control Repurchase Event (as defined in the indenture governing the 2030 notes), the holders of the 2030 notes have the right to require us to repurchase all or any part of that holder’s 2030 notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.

Certain Covenants
The 2030 notes indenture contains certain covenants for the benefit of the holders of the 2030 notes, which restrict our ability to, among other things: create liens; enter into sale and leaseback transactions; and merge or consolidate with other entities.
Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2030 notes.
3.125% U.S. Dollar Denominated Senior Notes due 2031
General
The following summary of the 2031 notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated November 27, 2015, which we filed with the SEC on our Registration Statement on Form S-3 dated November 27, 2015, and the fourteenth supplemental indenture, dated September 14, 2021, governing the 2031 notes, which we filed with the SEC on our Current Report on Form 8-K, dated September 9, 2021, and filed on September 14, 2021.
The 2031 notes are our unsecured senior obligations. They rank senior in right of payment to all of our future unsecured subordinated debt and equally in right of payment with all of our existing and future unsecured senior debt, including the notes.
Principal, Maturity and Interest
As of March 31, 2025, the outstanding aggregate principal amount of the 2031 notes was $850 million. The 2031 notes will mature on September 15, 2031. Interest on the 2031 notes accrues at a rate of 3.125% per annum and is payable semiannually in arrears on March 15 and September 15 of each year to holders of record on the immediately preceding March 1 and September 1.
Subsidiary Guarantees
Our payment obligations under the 2031 notes are fully and unconditionally guaranteed on an unsecured senior basis by certain of our existing and future domestic subsidiaries, other than certain excluded subsidiaries (the same subsidiaries that will fully and unconditionally guarantee the notes offered hereby). The 2031 notes are not guaranteed by any of our foreign subsidiaries.
The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor’s senior existing and future unsecured debt, is such guarantor’s senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor’s existing and future debt that expressly provides for its subordination to such subsidiary guarantor’s subsidiary guarantee.
Optional Redemption
At any time, we may redeem all or some of the 2031 notes, upon not less than 15 nor more than 60 days’ notice, prior to June 15, 2031 (the “2031 note Par Call Date”), at a redemption price equal to the greater of (1) 100% of the principal amount of the 2031 notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2031 notes that would be due if the 2031 notes matured on the 2031 note Par Call Date discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis, at a rate equal to the sum of the Treasury Rate (as defined in the indenture governing the 2031 notes) plus 50 basis points, plus in each case, any accrued and unpaid interest to, but excluding, the date of redemption.
At any time on or after the 2031 note Par Call Date, we may redeem all or any of the 2031 notes at any time in whole, or from time to time in part, at our option, at a redemption price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest to, but excluding, the date of redemption.
Change of Control
Upon a Change of Control Repurchase Event (as defined in the indenture governing the 2031 notes), the holders of the 2031 notes have the right to require us to repurchase all or any part of that holder’s 2031 notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.
Certain Covenants
The 2031 notes indenture contains certain covenants for the benefit of the holders of the 2031 notes, which restrict our ability to, among other things: create liens; enter into sale and leaseback transactions; and merge or consolidate with other entities.
Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2031 notes.

DESCRIPTION OF NOTES
You can find the definitions of certain terms used in this description under the subheading “— Certain Definitions.” In this description, the words “Ball,” “we,” “us” and “our” refer only to Ball Corporation and not to any of its Subsidiaries.
Ball is offering an aggregate of €750 million of senior notes (the “notes”). Ball will issue the notes under a base indenture dated November 27, 2015, between itself and Deutsche Bank Trust Company Americas, as trustee, as amended and supplemented by a seventeenth supplemental indenture with respect to the notes (the “Seventeenth Supplemental Indenture”), among Ball, the Guarantors and the trustee.
For convenience, the base indenture, as amended and supplemented by the Seventeenth Supplemental Indenture is referred to as the “indenture.” The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.
The following description is a summary of the material provisions of the notes and indenture. It does not restate those agreements in their entirety. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes. Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the indenture.
Brief Description of the Notes and the Guarantees
The Notes
The notes will be Ball’s senior unsecured obligations and will rank:
•
equally in right of payment to all of Ball’s existing and future senior Indebtedness and other liabilities, including trade payables and its existing senior notes; and

•
senior in right of payment to all of Ball’s future Indebtedness, if any, that expressly provides for its subordination to the notes.

In the event that Ball’s secured creditors exercise their rights with respect to Ball’s pledged assets, Ball’s secured creditors would be entitled to be repaid in full from the proceeds from the sale of those assets before those proceeds would be available for distribution to Ball’s other senior creditors, including holders of the notes. Further, borrowings under Ball’s existing credit facilities are secured by a pledge of capital stock of Ball’s Domestic Subsidiaries and 65% of the capital stock of certain of Ball’s Foreign Subsidiaries. In addition, the assets of the Subsidiaries of Ball that are not Guarantors, such as Ball’s Foreign Subsidiaries and the Excluded Subsidiaries, will be subject to the prior claims of all creditors, including trade creditors, of those subsidiaries. See “Risk Factors — Risks Related to the Notes — The notes and the subsidiary guarantees will be unsecured and effectively subordinated to our existing and future secured debt” and “Risk Factors — Risks Related to the Notes — The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries, including trade payables, that do not guarantee the notes.”
The Guarantees
Ball’s payment obligations under the notes will be fully and unconditionally guaranteed, on a joint and several basis, by the Guarantors. Initially, the Guarantors will be substantially all of the Domestic Subsidiaries of Ball that guarantee any other Indebtedness of Ball as of the date of the Seventeenth Supplemental Indenture, other than the Excluded Subsidiaries. Additionally, all future Domestic Subsidiaries of Ball that guarantee any other Indebtedness of Ball, other than those Subsidiaries that are designated as Excluded Subsidiaries, will be required to become Guarantors.
The subsidiary guarantee of each Guarantor will be such Guarantor’s senior unsecured obligation and will rank:
•
equally in right of payment to all of such Guarantor’s existing and future senior debt and other liabilities, including trade payables and such Guarantor’s guarantee of Ball’s existing senior notes; and

•
senior in right of payment to all of such Guarantor’s future debt, if any, that expressly provides for its subordination to such Guarantor’s subsidiary guarantee.

In the event that the Guarantors’ secured creditors exercise their rights with respect to the Guarantors’ pledged assets, the Guarantors’ secured creditors would be entitled to be repaid in full from the proceeds from the sale of those assets before those proceeds would be available for distribution to their other creditors, including with respect to the guarantees of the notes. In addition, although each Domestic Subsidiary of Ball that guarantees any other Indebtedness of Ball, other than the Excluded Subsidiaries, will guarantee the notes, subject to certain exceptions. None of Ball’s other Subsidiaries, including its Foreign Subsidiaries, will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and other liabilities, including their trade payables, before they will be able to distribute any of their assets to Ball. The non-guarantor subsidiaries generated approximately 54% of Ball’s net sales for both the year ended December 31, 2024 and the three months ended March 31, 2025, and held approximately 64% and 66% of Ball’s assets as of December 31, 2024 and March 31, 2025, respectively.
Principal, Maturity and Interest
The notes will be initially limited to €750 million in aggregate principal amount and will mature on July 1, 2032. The notes will bear interest at the rate of    % per annum from the date of original issuance, or from the most recent interest payment date to which interest has been paid or provided for.
Ball will make interest payments on the notes semiannually in arrears on January 1 and July 1, commencing on January 1, 2026. Payment of interest on the notes on any interest payment date will be made to the person in whose name such note (or predecessor note) is registered (which shall initially be the common depositary) at the close of business on the business day immediately preceding such interest payment date (the record date with respect to the notes). Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.
If an interest payment date or the maturity date with respect to the notes falls on a day that is not a business day, the payment will be made on the next business day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date or the maturity date, as the case may be, to the date the payment is made. The notes will be issued in registered book-entry form only, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.
The indenture does not limit the amount of notes that Ball may issue under the indenture and provides that notes may be issued from time to time in one or more series. Ball may from time to time, without giving notice to or seeking the consent of the holders of the notes, issue additional notes having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date) and ranking equally and ratably with the notes offered hereby. The notes offered hereby and any such additional notes having the same terms, and ranking equally and ratably with, the notes offered hereby as described above, that are subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that any additional notes that are not fungible with the relevant notes offered hereby for U.S. federal income tax purposes shall have a separate securities identifier. Ball may issue one or more other classes or series of notes under the base indenture and subsequent supplemental indentures. Unless the context requires otherwise, references herein to the “notes” include any additional notes subsequently issued under the indenture that are treated as a single class (but do not include notes subsequently issued under the base indenture and subsequent supplemental indentures that are treated as a different class).
Methods of Receiving Payments on the Notes
With respect to notes represented by global notes, Ball will pay all principal, interest and premium, if any, on the notes in accordance with the procedures of the depositary. If a holder of notes has given wire transfer instructions to Ball, Ball will pay all principal, interest and premium, if any, on that holder’s notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar unless Ball elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.
Paying Agent and Registrar for the Notes
The trustee will initially act as paying agent and registrar. Ball may change the paying agent or registrar without prior notice to the holders of the notes, and Ball or any of its Subsidiaries may act as paying agent or registrar.
For so long as the notes are admitted to the Official List of Euronext Dublin and for trading on its Global Exchange Market and the rules of such exchange so require, Ball will deliver a notice of any change of paying agent, registrar or transfer agent to the Companies’ Announcement Office of Euronext Dublin.
Transfer and Exchange
A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Ball is not required to transfer or exchange any note selected for redemption. Also, Ball is not required to transfer or exchange any note for a period of 10 days before a selection of notes to be redeemed.
Subsidiary Guarantees
Ball’s payment obligations under the notes will be fully and unconditionally guaranteed by substantially all of Ball’s current and future Domestic Subsidiaries that guarantee any other Indebtedness of Ball, other than the Excluded Subsidiaries. Ball’s payment obligations under the notes will not be guaranteed by any of Ball’s Foreign Subsidiaries. The subsidiary guarantees will be joint and several obligations of the Guarantors.
Each subsidiary guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the applicable subsidiary guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or otherwise being void, voidable or unenforceable under any bankruptcy, reorganization, insolvency, liquidation or other similar legislation or legal principles. If a subsidiary guarantee were to be rendered voidable, it could be subordinated by a court to all other Indebtedness, including guarantees and other contingent liabilities, of the applicable Guarantor, and depending on the amount of such Indebtedness, a Guarantor’s liability on its subsidiary guarantee could be reduced to zero. See “Risk Factors — Risks Related to the Notes — The subsidiary guarantees of the notes could be subordinated or voided by a court.”
A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, whether or not such Guarantor is the surviving Person, another Person, other than Ball or another Guarantor, unless:
(1)
immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)
either (a) the Person acquiring the assets in any such sale or disposition or the Person formed by or surviving any such consolidation or merger, if other than the Guarantor, assumes all the obligations of that Guarantor under the indenture and its subsidiary guarantee pursuant to a supplemental indenture in form and substance reasonably satisfactory to the trustee or (b) such sale or other disposition (including by merger or consolidation) does not violate the applicable provisions of the indenture.

The subsidiary guarantee of a Guarantor will be released:
(1)
in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, including by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) Ball or a Subsidiary of Ball;

(2)
in connection with any sale or other disposition of all of the Capital Stock of a Guarantor,

including by way of a dividend of the Capital Stock of such Guarantor to the stockholders of Ball, to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Ball;
(3)
upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge”; or

(4)
upon release of such subsidiary Guarantor’s Guarantee of all other Indebtedness of Ball.

Issuance in Dollars or Euros
Initial holders of the notes will be required to pay for the notes in euros, and all payments of principal of, the redemption price (if any), interest payments and additional amounts (as defined below, if any) in respect of the notes will be payable in euros.
If the euro is unavailable to Ball due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to Ball or so used. In such circumstances, the amount payable on any date in euros will be converted to U.S. dollars on the basis of the Market Exchange Rate (as defined herein) on the second business day before the date that payment is due, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date that payment is due. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the indenture or the notes. Neither the trustee nor the paying agent will be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations. “Market Exchange Rate” means the noon buying rate in The City of New York for cable transfers of euros as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”
Payment of Additional Amounts
All payments in respect of the notes will be made by or on behalf of us without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States or any taxing authority thereof or therein, or by any other jurisdiction from or through which payment is made, unless such withholding or deduction is required by law. If such withholding or deduction is required by law, Ball will pay to a holder who is not a United States person such additional amounts on the notes as are necessary in order that the net payment of the principal of, and premium or redemption price, if any, and interest on, the notes to a holder, after such withholding or deduction, will not be less than the amount provided in the notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply:
(1)
to any tax, assessment or other governmental charge that would not have been imposed but for the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a)
being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(b)
having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the notes, the receipt of any payment or the enforcement of any rights thereunder), including being or having been a citizen or resident of the United States;

(c)
being a controlled foreign corporation related to Ball directly, indirectly or constructively through stock ownership for United States federal income tax purposes;

(d)
being an owner of a 10% or greater interest in voting stock of Ball within the meaning of Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision; or

(e)
being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(2)
to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly from Ball its beneficial or distributive share of the payment;

(3)
to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or beneficial owner of the applicable note, to comply with any applicable certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4)
to any tax, assessment or other governmental charge that is imposed otherwise than by withholding from the payment;

(5)
to any estate, inheritance, gift, sales, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(6)
to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any such note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the holder or beneficial owner thereof would have been entitled to additional amounts had the note been presented for payment on the last day of such 30-day period;

(7)
to any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code and related Treasury regulations and pronouncements or any successor provisions thereto (that are substantively comparable and not materially more onerous to comply with) and any regulations or official law, agreement or interpretations thereof in any jurisdiction implementing an intergovernmental approach thereto;

(8)
any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(9)
any tax, assessment or other governmental charge imposed by reason of the failure of the beneficial owner to fulfill the statement requirements of Section 871(h) or Section 881(c) of the Code;

(10)
any tax imposed pursuant to Section 871(h)(6) or 881(c)(6) of the Code (or any amended or successor provisions); or

(11)
in the case of any combination of items (1) through (10).

Except as specifically provided under this heading “— Payment of Additional Amounts,” Ball will not be required to make any payment for any tax, duty, assessment or governmental charge of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.
As used under this heading “— Payment of Additional Amounts” and under the heading “— Redemption for Tax Reasons,” the term “United States” means the United States of America (including the States and the District of Columbia), and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, including an entity treated as a corporation for United States federal income tax purposes, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.
Redemption for Tax Reasons
If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, Ball becomes or, based upon a written opinion of independent tax counsel of recognized standing selected by Ball, will become obligated to pay additional amounts as described herein under the heading “— Payment of Additional Amounts” with respect to the notes, then Ball may at its option, having given not less than 10 nor more than 60 days prior notice to holders, redeem, in whole, but not in part, the notes at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest (including any additional amounts) on the notes to, but excluding, the redemption date.
Optional Redemption
Ball may redeem all or any of the notes at any time in whole, or from time to time in part, prior to April 1, 2032 (three months prior to the maturity date) (the “Par Call Date”) at its option, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the redemption price of the notes on the Par Call Date and all required payments of interest on the notes through the Par Call Date, discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis, at the applicable Comparable Government Bond Rate plus      basis points, plus any accrued and unpaid interest on the notes to, but excluding, the date of redemption. The redemption prices for the notes will be calculated assuming a 360-day year consisting of twelve 30-day months.
At any time on or after the Par Call Date, Ball may redeem all or any of the notes at any time in whole, or from time to time in part, at our option, at a redemption price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest on the notes to, but excluding, the date of redemption.
For purposes of the foregoing discussion, the following definitions apply:
“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of the Independent Investment Bank, a German government bond whose maturity is closest to the maturity of the notes (assuming that the notes matured on the Par Call Date), or if the Independent Investment Bank in its discretion considers that such similar bond is not in issue, such other German government bond as the Independent Investment Bank may, with the advice of three brokers of, or market makers in, German government bonds selected by the Independent Investment Bank, determine to be appropriate for determining the Comparable Government Bond Rate.
“Comparable Government Bond Rate” means yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, of the Comparable Government Bond on the basis of the middle market price of the comparable government bond prevailing at 11:00 a.m. (London time) on such business day as determined by the Independent Investment Banker.
“Independent Investment Banker” means BNP PARIBAS, or, if such firm is unwilling or unable to select the applicable Comparable Government Bond, an independent investment banking institution of national standing appointed by Ball.
Repurchase at the Option of Holders Upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs, unless Ball has exercised its right to redeem the notes as described above under “— Optional Redemption” within 60 days after the Change of Control, Ball will make an offer (a “Change of Control Offer”) to each holder of the notes to repurchase all or any part, equal to €100,000 or an integral multiple of €1,000 of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased, plus any accrued and unpaid interest on the notes repurchased to, but excluding, the date of repurchase (the “Change of Control Payment”).
Within 30 days following any Change of Control Repurchase Event or, at Ball’s option, prior to the consummation of the Change of Control transaction, but after the public announcement thereof, Ball will send a notice to each holder of notes describing the transaction or transactions that constitutes the Change of Control and offering to repurchase the notes on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 10 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the indenture and described in such notice. If sent prior to the date of consummation of the Change of Control transaction, the notice will state that the Change of Control Offer is conditioned on a Change of Control Repurchase Event occurring prior to the Change of Control Payment Date.
Ball will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the indenture, Ball will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the indenture by virtue of such compliance.
For so long as the notes are admitted to the Official List of Euronext Dublin and for trading on its Global Exchange Market and the rules of such exchange so require, Ball will deliver notices relating to the Change of Control to the Companies’ Announcement Office of Euronext Dublin.
On the Change of Control Payment Date, Ball will, to the extent lawful:
(1)
accept for payment all notes or portions of notes (equal to €100,000 or an integral multiple of €1,000 in excess thereof) properly tendered pursuant to a Change of Control Offer; deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(2)
deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased by Ball.

The paying agent will promptly deliver to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of €100,000 or an integral multiple of €1,000 in excess thereof.
Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that Ball repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.
Ball will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Ball and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “— Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.
If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and Ball, or any third-party making a Change of Control Offer in lieu of us as described above, purchases all of the notes validly tendered and not withdrawn by such holders, Ball or such third party will have the right, upon not less than 10 days nor more than 60 days’ prior notice, to redeem all notes that remain outstanding following such purchase on a date (the “Second Change of Control Payment Date”) at a price in cash equal to 101% of the aggregate principal amount of notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but excluding, the Second Change of Control Payment Date; provided that such notice is given not more than 30 days following such purchase pursuant to the Change of Control Offer described above.
The definition of Change of Control includes a phrase relating to the sale, transfer, conveyance or other disposition of “all or substantially all” of the assets of Ball and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Ball to repurchase the notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of Ball and its Subsidiaries taken as a whole to another Person or group may be uncertain.
Selection and Notice
If less than all of the notes are to be redeemed at any time, the trustee (or the registrar, as applicable) will select notes for redemption on a pro rata basis, or, in the case of notes issued in global form as discussed under “Book-Entry Procedures” based on the applicable procedures described therein. Neither the trustee nor the registrar shall be liable for selections made by the trustee or registrar, as applicable, in accordance with this paragraph.
No notes of €100,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail or delivered through the applicable procedures of the depositary at least 10 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture.
Any notice of any redemption may, at Ball’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a sale of common stock or other corporate transaction. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in Ball’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by Ball in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed and such redemption provisions may be adjusted to comply with the requirements of the depositary.
All notices to the holders of the notes regarding the notes will be mailed to them at their respective addresses in the register of the notes and will be deemed to have been given on the fourth business day after the date of mailing.
For notes which are represented by global certificates held on behalf of Euroclear or Clearstream, notices may be given by delivery of the relevant notices to Euroclear or Clearstream for communication to entitled account holders in substitution for the aforesaid mailing. So long as any notes are admitted to the Official List of Euronext Dublin and admitted for trading on its Global Exchange Market and the rules of Euronext Dublin so require, any such notice to the holders of the relevant notes shall also be delivered to the Companies’ Announcements Office of Euronext Dublin and, in connection with any redemption, Ball will notify Euronext Dublin of any change in the principal amount of the notes outstanding.
Certain Covenants
Limitation on Liens
Ball will not, nor will it permit any of its Restricted Subsidiaries to, create, incur or assume any Lien (other than Permitted Liens) upon any Principal Property or upon the Capital Stock or Indebtedness of any of its Subsidiaries, in each case to secure Indebtedness of the Company, any Subsidiary of the Company or any other Person, without securing the notes (together with, at the option of Ball, any other Indebtedness of Ball or any Subsidiary ranking equally in right of payment with the notes) equally and ratably with or, at the option of Ball, prior to, such other Indebtedness for so long as such other Indebtedness is so secured.

Any Lien that is granted to secure the notes under this covenant shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the notes under this covenant.
“Permitted Liens” means:
(1)
Liens securing Indebtedness on any Principal Property existing at the time of its acquisition and Liens on any Principal Property created contemporaneously with or within 270 days after (or created pursuant to firm commitment financing arrangements obtained within that period) the later of (a) the acquisition or completion of construction or completion of the reconstruction, renovation, remodeling, expansion or improvement (each, a “substantial improvement”) of such Principal Property or (b) the placing in operation of such Principal Property after the acquisition or completion of any such construction or substantial improvement;

(2)
Liens on property or assets or shares of Capital Stock or Indebtedness of a Person existing at the time it is merged, combined or amalgamated with or into or consolidated with, or its assets or Capital Stock are acquired by, Ball or any of its Subsidiaries or it otherwise becomes a Subsidiary of Ball; provided, however, that in each case (a) the Indebtedness secured by such Lien was not incurred in contemplation of such merger, combination, amalgamation, consolidation, acquisition or transaction in which such Person becomes a Subsidiary of Ball and (b) such Lien extends only to the Capital Stock and assets of such Person (and Subsidiaries of such Person) and/or to property other than Principal Property or the Capital Stock or Indebtedness of any Subsidiary of Ball;

(3)
Liens securing Indebtedness in favor of Ball and/or one or more of its Subsidiaries;

(4)
Liens in favor of or required by a governmental unit in any relevant jurisdiction, including any departments or instrumentality thereof, to secure payments under any contract or statute, or to secure debts incurred in financing the acquisition or construction of or improvements or alterations to property subject thereto;

(5)
Liens in favor of any customer arising in respect of and not exceeding the amount of performance deposits and partial, progress, advance or other payments by that customer for goods produced or services rendered to that customer in the ordinary course of business and consignment arrangements (whether as consignor or as consignee) or similar arrangements for the sale or purchase of goods in the ordinary course of business;

(6)
Liens existing on the date of the Seventeenth Supplemental Indenture;

(7)
Liens to secure any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements), in whole or in part, of any Indebtedness secured by Liens referred to in clauses (1) through (6) above or clauses (10) or (11) below or Liens created in connection with any amendment, consent or waiver relating to such Indebtedness, so long as (a) such Lien is limited to (i) all or part of substantially the same property which secured the Lien extended, renewed, refinanced, refunded or replaced and/or (ii) property other than Principal Property or the Capital Stock or Indebtedness of any Subsidiary of Ball and (b) the amount of Indebtedness secured is not increased (other than by the amount equal to any costs, expenses, premiums, fees or prepayment penalties incurred in connection with any extension, renewal, refinancing, refunding or replacement);

(8)
Liens in respect of cash in connection with the operation of cash management programs and Liens associated with the discounting or sale of letters of credit and customary rights of set off, banker’s Lien, revocation, refund or chargeback or similar rights under deposit disbursement, concentration account agreements or under the Uniform Commercial Code or arising by operation of law;

(9)
Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing or discharging Indebtedness of Ball or any of its Restricted Subsidiaries, and legal or equitable encumbrances deemed to exist by reason of negative pledges;

(10)
Liens securing Indebtedness in an aggregate principal amount not to exceed, as of the date such Indebtedness is incurred, the amount that would cause the Consolidated Secured Leverage Ratio of Ball to be greater than 3.00 to 1.00 as of such date of incurrence; or

(11)
other Liens, in addition to those permitted in clauses (1) through (10) above, securing Indebtedness having an aggregate principal amount (including all outstanding Indebtedness incurred pursuant to clause (7) above to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (11)), measured as of the date of the incurrence of any such Indebtedness (after giving pro forma effect to the application of the proceeds therefrom), taken together with the amount of all Attributable Debt of Ball and its Restricted Subsidiaries at that time outstanding relating to Sale and Leaseback Transactions permitted under the covenant described below under the caption “— Limitation on Sale and Leaseback Transactions,” not to exceed 15% of the Consolidated Net Tangible Assets of Ball measured as of the date any such Indebtedness is incurred (after giving pro forma effect to the application of the proceeds therefrom and any transaction in connection with which such Indebtedness is being incurred).

For purposes of clauses (10) and (11) above, (a) with respect to any revolving credit facility secured by a Lien, the full amount of Indebtedness that may be borrowed thereunder may, at Ball’s election, be deemed to be incurred at the time any revolving credit commitment thereunder is first extended or increased and will not be deemed to be incurred when such revolving credit facility is drawn upon and (b) if a Lien by Ball or any of its Restricted Subsidiaries is granted to secure Indebtedness that was previously unsecured, such Indebtedness will be deemed to be incurred as of the date such Indebtedness is secured.
Limitation on Sale and Leaseback Transactions
Ball will not, nor will it permit any of its Restricted Subsidiaries to, enter into any arrangement with any other Person pursuant to which Ball or any of its Restricted Subsidiaries leases any Principal Property that has been or is to be sold or transferred by Ball or the Restricted Subsidiary to such other Person (a “Sale and Leaseback Transaction”), except that a Sale and Leaseback Transaction is permitted if Ball or such Restricted Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property to be leased, without equally and ratably securing the notes, in an aggregate principal amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction.
In addition, the following Sale and Leaseback Transactions are not subject to the limitation above and the provisions described in “— Limitation on Liens” above:
(1)
temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

(2)
leases between only Ball and a Subsidiary of Ball or only between Subsidiaries of Ball;

(3)
leases where the proceeds from the sale of the subject property are at least equal to the fair market value (as determined in good faith by Ball) of the subject property and Ball applies an amount equal to the net proceeds of the sale to the retirement of long-term Indebtedness or the purchase, construction, development, expansion or improvement of other property or equipment used or useful in its business, within 270 days of the effective date of such sale; provided that in lieu of applying such amount to the retirement of long-term Indebtedness, Ball may deliver notes or other debt securities to the trustee for cancellation; and

(4)
leases of property executed by the time of, or within 270 days after the latest of, the acquisition, the completion of construction, development, expansion or improvement, or the commencement of commercial operation, of the subject property.

Merger, Consolidation or Sale of Assets
Ball may not, directly or indirectly: (1) consolidate or merge with or into another Person or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Ball and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)
either:

(a)
Ball is the surviving corporation; or

(b)
the Person formed by or surviving any such consolidation or merger, if other than Ball, or to which such sale, assignment, transfer, conveyance or other disposition has been made is either a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia or, if such Person is not a corporation, a co-obligor of the notes that is a corporation organized or existing under any such laws is added;

(2)
the Person formed by or surviving any such consolidation or merger, if other than Ball, or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Ball under the notes and the indenture pursuant to agreements reasonably satisfactory to the trustee; and

(3)
immediately after such transaction, no Default or Event of Default exists.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to a merger, consolidation, sale, assignment, transfer, conveyance or other disposition of assets between or among Ball and its Subsidiaries.
Additional Subsidiary Guarantees
If Ball or any of its Subsidiaries acquires or creates another Domestic Subsidiary that is a Restricted Subsidiary after the date of the Seventeenth Supplemental Indenture and such newly acquired or created Domestic Subsidiary guarantees (or is a guarantor of) any other Indebtedness of Ball, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture within 20 business days of the date on which it was acquired or created or such later date on which it guarantees (or is a guarantor of) such other Indebtedness of Ball; provided that this covenant does not apply to any Excluded Subsidiary for so long as it continues to constitute an Excluded Subsidiary.
Reports
Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Ball will furnish to the trustee and the holders of notes or cause the trustee to furnish to the holders of the notes (or file with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations (giving effect to applicable grace periods):
(1)
all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Ball were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Ball’s certified independent accountants; and

(2)
all current reports that would be required to be filed with the SEC on Form 8-K if Ball were required to file such reports.

In addition, whether or not required by the SEC, Ball will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (giving effect to applicable grace periods) unless the SEC will not accept such a filing, and make such information available to securities analysts and prospective investors upon request.
In addition, for so long as any notes remain outstanding, Ball and the Guarantors will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
If Ball is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Ball will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above that are applicable to a non-accelerated filer unless the

SEC will not accept such a filing. Ball agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Ball’s filings for any reason, Ball will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if Ball were required to file those reports with the SEC.
At any time when Ball is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, none of such reports will be required to (i) comply with Section 302, 404 and 906 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), (ii) contain the information required by Items 201, 402, 403, 405, 406, 407, 701 or 703 of Regulation S-K, (iii) contain the separate financial information contemplated by Rules 3-10, 3-16, 13-01 or 13-02 of Regulation S-X promulgated by the SEC (or any successor rules) and (iv) provide financial statements in interactive data format using the extensible Business Reporting Language.
Events of Default and Remedies
Each of the following is an “Event of Default” with respect to the notes:
(1)
default for 30 days in the payment when due of interest on the notes;

(2)
default in payment when due of the principal of, or premium, if any, on the notes;

(3)
failure by Ball for 30 days after notice specifying the default from the trustee or holders of at least 25% of the aggregate principal amount of the then outstanding notes to comply with the provisions described under the captions “— Repurchase at the Option of Holders Upon a Change of Control”;

(4)
failure by Ball or any of its Subsidiaries for 60 days after notice specifying the default from the trustee or holders of at least 25% of the aggregate principal amount of the then outstanding notes to comply with any of the other agreements in the indenture or the notes;

(5)
default under any Indebtedness for money borrowed by Ball or any of its Subsidiaries (other than a receivables securitization entity) (or the payment of which is guaranteed by Ball or any of its Subsidiaries (other than a receivables securitization entity)) whether such Indebtedness or guarantee now exists, or is created after the date of the Seventeenth Supplemental Indenture, as applicable, if that default:

(a)
is caused by a failure to pay principal on such Indebtedness at its final stated maturity (or on or before the expiration of any grace period provided in such Indebtedness on the date of such default) (a “Payment Default”); or

(b)
results in the acceleration of such Indebtedness prior to its express maturity; and

(c)
in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $250 million or more or its foreign currency equivalent, and in each case Ball has received notice specifying the default from the trustee or holders of at least 25% of the aggregate principal amount of the then outstanding notes and thereafter do not cure the default within 30 days;

(6)
failure by Ball or any of its Subsidiaries to pay final judgments aggregating in excess of $250 million or its foreign currency equivalent, excluding amounts covered by insurance, which judgments are not paid, discharged or stayed for a period of 60 days;

(7)
any subsidiary guarantee of a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, denies or disaffirms its obligations under its subsidiary guarantee, in each case except as permitted by the indenture; and

(8)
certain events of bankruptcy or insolvency described in the indenture with respect to Ball or any of its Subsidiaries that is a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Ball or any Subsidiary of Ball that is a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. Under certain circumstances, holders of a majority in principal amount of the then outstanding notes may rescind any such acceleration with respect to the notes and its consequences. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare the notes to be due and payable immediately.
Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.
Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:
(1)
such holder has previously given the trustee notice that an Event of Default is continuing;

(2)
holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

(3)
such holders have offered the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;

(4)
the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)
holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may on behalf of the holders of all of the notes rescind any acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes.
Ball is required to deliver to the trustee annually a statement regarding compliance with the indenture. Within five business days after an officer becomes aware of any Default or Event of Default, Ball is required to deliver to the trustee a statement specifying such Default or Event of Default.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator or stockholder of Ball or any Guarantor, as such, will have any liability for any obligations of Ball or the Guarantors under the notes, the indenture, the subsidiary guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Legal Defeasance and Covenant Defeasance
Ball may, at its option and at any time elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their subsidiary guarantees (“Legal Defeasance”) except for:
(1)
the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium on such notes when such payments are due from the trust referred to below;

(2)
Ball’s obligations with respect to the notes concerning issuing temporary notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)
the rights, powers, trusts duties and immunities of the trustee, and Ball’s and the Guarantors’ obligations in connection therewith; and

(4)
the Legal Defeasance and Covenant Defeasance (as defined herein) provisions of the indenture.

In addition, Ball may, at its option and at any time, elect to have the obligations of Ball and its Subsidiaries released with respect to certain covenants (including its obligation to make Change of Control Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events, not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events, described under “— Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes. If Ball exercises its Legal Defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee. Ball may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.
In order to exercise either Legal Defeasance or Covenant Defeasance:
(1)
Ball must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in euros, non-callable government obligations of any member nation of the European Union whose official currency is the euro, certificates, depository receipts or other instruments which evidence a direct ownership interest in such obligations or principal or interest payments due in respect thereof, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm of independent public accountants, to pay the principal of, or interest and premium on the outstanding notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, and Ball must specify whether the notes are being defeased to maturity or to a particular Redemption Date;

(2)
in the case of Legal Defeasance, Ball has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Ball has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Seventeenth Supplemental Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the owners for U.S. federal income tax purposes of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)
in the case of Covenant Defeasance, Ball has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the owners for U.S. federal income tax purposes of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)
no Default or Event of Default has occurred and is continuing on the date of such deposit, other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings;

(5)
such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which Ball or any of its Subsidiaries is a party or by which Ball or any of its Subsidiaries is bound;

(6)
Ball must deliver to the trustee an officers’ certificate stating that the deposit was not made by Ball with the intent of preferring the holders of notes over the other creditors of Ball with the intent of defeating, hindering, delaying or defrauding creditors of Ball or others; and

(7)
Ball must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver
Except as provided in the next two succeeding paragraphs, the indenture or the subsidiary guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such notes) and any existing Default or Event of Default or compliance with any provision of the indenture or the notes or the subsidiary guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes).
Without the consent of each holder of notes, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):
(1)
reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)
reduce the principal of or change the fixed maturity of any note or alter or waive the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “— Repurchase at the Option of Holders Upon a Change of Control Repurchase Event”);

(3)
reduce the rate of or change the time for payment of interest on any note, including default interest;

(4)
waive a Default or Event of Default in the payment of principal of, or interest or premium on, the notes, except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration;

(5)
make any note payable in money other than that stated in the notes;

(6)
make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium on the notes;

(7)
release any Guarantor that is a Significant Subsidiary from any of its obligations under its subsidiary guarantee or the indenture, except in accordance with the terms of the indenture; or

(8)
make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder or holders of notes, Ball, the Guarantors and the trustee may amend or supplement the indenture, the notes or a subsidiary guarantee:
(1)
to cure any ambiguity, defect or inconsistency;

(2)
to provide for uncertificated notes in addition to or in place of certificated notes; provided that such uncertificated notes are issued in registered form under Section 163(f)(5) of the Code (as defined herein);

(3)
to provide for the assumption of Ball’s or a Guarantor’s obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of Ball’s or such Guarantor’s assets, as applicable;

(4)
to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder in any material respect;

(5)
to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act, to provide for the issuance of additional notes in accordance with the indenture or to allow any Guarantor to execute a supplemental indenture and/or a subsidiary guarantee with respect to the notes;

(6)
to conform the text of the indenture, the subsidiary guarantees, or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the subsidiary guarantees or the notes;

(7)
to evidence and provide for the acceptance of appointment by a successor trustee;

(8)
to add guarantees with respect to the notes;

(9)
to secure the notes; and

(10)
to release any Lien granted in favor of the holders of the notes pursuant to the covenant described in “— Certain Covenants — Limitation on Liens” upon release of the Lien securing the underlying obligation that gave rise to such Lien.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
After an amendment under the indenture becomes effective, Ball is required to mail to holders a notice briefly describing such amendment. However, the failure to give such notice to all holders, or any defect therein, will not impair or affect the validity of the amendment.
Satisfaction and Discharge
The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder when:
(1)
either:

(a)
all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Ball, have been delivered to the trustee for cancellation; or

(b)
all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Ball or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in euros, non-callable government obligations of any member nation of the European Union whose official currency is the euro, certificates, depository receipts or other instruments which evidence a direct ownership interest in such obligations or principal or interest payments due in respect thereof, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(2)
no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Ball or any Guarantor is a party or by which Ball or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(3)
Ball or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4)
Ball has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of all notes at maturity or the Redemption Date, as the case may be.

In addition, Ball must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Concerning the Trustee
If the trustee becomes a creditor of Ball or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.
The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee on behalf of the holders of notes, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.
Book-Entry Procedures
Ball has obtained the information in this section concerning Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”) and the book-entry system and procedures from sources that Ball believes to be reliable, but neither Ball nor the trustee take responsibility for the accuracy of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time.
Global Clearance and Settlement
The notes will be issued in the form of one or more global notes in fully registered form, without coupons, and will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary, for, and in respect of interests held through, Euroclear and Clearstream. Except as described herein, certificates will not be issued in exchange for beneficial interests in the global notes.
Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees.
Beneficial interests in the global notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream. Those beneficial interests will be in denominations of €100,000 and integral multiples of €1,000 in excess thereof. Investors may hold notes directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems. The participant will receive credit for the notes that you purchase on Clearstream’s or Euroclear’s records, and, upon its receipt of such credit, you will become the beneficial owner of those notes. Your ownership interest will be recorded only on the records of the direct or indirect participant in Clearstream or Euroclear, as the case may be, through which you purchase the notes and not on Clearstream’s or Euroclear’s records. Neither Clearstream nor Euroclear, as the case may be, will have any knowledge of your beneficial ownership of the notes. Clearstream’s or Euroclear’s records will show only the identity of the direct participants and the amount of the notes held by or through those direct participants.

You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from Clearstream or Euroclear. You should instead receive those documents from the direct or indirect participant in Clearstream or Euroclear through which you purchase the notes. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers. The paying agent will wire payments on the notes to the common depositary as the holder of the global notes. The trustee, the paying agent and Ball will treat the common depositary or any successor nominee to the common depositary as the owner of the global notes for all purposes. Accordingly, the trustee, the paying agent and Ball will have no direct responsibility or liability to pay amounts due with respect to the global notes to you or any other beneficial owners in the global notes. Any redemption or other notices with respect to the notes will be sent by us directly to Clearstream or Euroclear, which will, in turn, inform the direct participants (or the indirect participants), which will then contact you as a beneficial holder, all in accordance with the rules of Clearstream or Euroclear, as the case may be, and the internal procedures of the direct participant (or the indirect participant) through which you hold your beneficial interest in the notes. Euroclear and Clearstream will credit payments to the cash accounts of Euroclear participants or Clearstream customers in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Euroclear and Clearstream have established their procedures in order to facilitate transfers of the notes among participants of Euroclear and Clearstream. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue or change those procedures at any time. The registered holder of the notes will be BT Globenet Nominees Limited, as nominee of the common depositary.
For so long as the notes are represented by a global note deposited with, and registered in the name of a nominee for, a common depositary for Euroclear and/or Clearstream, each person (other than Euroclear or Clearstream) who is for the time being shown in the records of Euroclear or of Clearstream as the holder of a particular nominal amount of notes (in which regard any certificate or other document issued by Euroclear or Clearstream as to the nominal amount of the notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall upon their receipt of a certificate or other document be treated by Ball and the trustee as the holder of such nominal amount of notes and the registered holder of the global note shall be deemed not to be the holder for all purposes other than with respect to the payment of principal or interest on such nominal amount of notes, for which purpose the registered holder of the relevant global note shall be treated by Ball and the trustee as the holder of such nominal amount of notes in accordance with and subject to the terms of the global note and the expressions “noteholder” and “holder of notes” and related expressions shall be construed accordingly.
Ball has been advised by Clearstream and Euroclear, respectively, as follows:
Clearstream
Clearstream has advised that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear Operator (as defined herein) to facilitate the settlement of trades between the nominees of Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant, either directly or indirectly.
Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear
Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A. / N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with an Euroclear participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no records of or relationship with persons holding through Euroclear participants.
Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions.
Euroclear and Clearstream Arrangements
So long as Euroclear or Clearstream or their nominee or their common depositary is the registered holder of the global notes, Euroclear, Clearstream or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the indenture and the notes. Payments of principal, interest and additional amounts, if any, in respect of the global notes will be made to Euroclear, Clearstream, such nominee or such common depositary, as the case may be, as registered holder thereof. None of us, the trustee, any underwriter and any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Distributions of principal, premium, if any, and interest with respect to the global notes will be credited in euros to the extent received by Euroclear or Clearstream from the paying agent to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures.
Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the global notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.
Initial Settlement
Ball understands that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Subject to applicable procedures of Clearstream and Euroclear, notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for value on the settlement date.

Secondary Market Trading
Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
Ball understands that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in global registered form.
You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.
U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.
Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.
Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.
Exchange of Global Notes for Certificated Notes
Subject to certain conditions, the notes represented by the global notes are exchangeable for certificated notes in definitive form of like tenor in minimum denominations of €100,000 principal amount and integral multiples of €1,000 in excess thereof if:
(1)
the common depositary notifies us that it is no longer willing or able to act as a depositary for such global notes or ceases to be a clearing agency registered under the Exchange Act and Ball fails to appoint a successor common depositary within 90 days;

(2)
an event of default has occurred and is continuing and the common depositary requests the issuance of certificated notes; or

(3)
Ball determines not to have the notes represented by a global note.

In all cases, certificated notes delivered in exchange for any global note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the common depositary (in accordance with its customary procedures).
Payments (including principal, premium and interest) and transfers with respect to notes in certificated form may be executed at the office or agency maintained for such purpose (initially the corporate trust office of the paying agent) or, at our option, by check mailed to the holders thereof at the respective addresses set forth in the register of holders of the notes (maintained by the registrar), provided that all payments (including principal, premium and interest) on notes in certificated form, for which the holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with such registration may be required.
Listing
Application has been made for the notes to be admitted to the Official List of Euronext Dublin and trading on the Global Exchange Market, which is the exchange regulated market of Euronext Dublin. The Global Exchange Market is not a regulated market for the purposes of Directive 2004/39/EC. There can be no assurance that the application to admit the notes to the Official List of Euronext Dublin and to trading on its Global Exchange Market will be approved and settlement of the notes is not conditioned on obtaining such listing.
Ball will use commercially reasonable efforts to obtain and maintain the admission of the notes to the Official List of Euronext Dublin and for trading on its Global Market Exchange for so long as the notes are outstanding; provided that if at any time Ball determines that it will not maintain such listing, Ball will obtain prior to the delisting of the notes from Euronext Dublin, and thereafter use its commercially reasonable efforts to maintain, a listing of the notes on another internationally recognized stock exchange. Ball will notify the trustee and paying agent of the listing of any the notes on an exchange.
Certain Definitions
Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.
“Attributable Debt” means, with respect to any Sale and Leaseback Transaction, at the time of determination, the lesser of (1) the sale price of the property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.
Notwithstanding the foregoing, if such Sale and Leaseback Transaction results in a Finance Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Finance Lease Obligation.”
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
Notwithstanding the preceding or any provision of Rule 13d-3 or 13d-5 of the Exchange Act, a person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting, support, option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement.
“Board of Directors” means:
(1)
with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)
with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)
with respect to a limited liability company, the managing member or members or any controlling committee of managing members or managers thereof; and

(4)
with respect to any other Person, the board or committee of such Person serving a similar function.

“business day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.
“Finance Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a finance lease that would have been required to be capitalized on a balance sheet prepared in accordance with GAAP.
“Capital Stock” means:
(1)
in the case of a corporation, corporate stock;

(2)
in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)
in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)
any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any of the following:
(1)
the sale, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of Ball and its Subsidiaries taken as a whole to any “person,” as that term is used in Section 13(d)(3) of the Exchange Act, other than to Ball or any of its Subsidiaries;

(2)
the adoption of a plan relating to the liquidation or dissolution of Ball; or

(3)
the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any “person,” as defined above, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Ball, measured by voting power rather than number of shares.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (a) Ball becomes a direct or indirect wholly owned Subsidiary of a holding company and (b)(1) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of Ball’s Voting Stock immediately prior to that transaction or (2) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.
“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
(1)
provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)
consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Finance Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings and receivables financings, and net payments, if any, pursuant to Hedging Obligations, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus
(3)
depreciation, amortization, including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period, and other non-cash expenses, excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period, of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(4)
non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business; in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that the following items shall be excluded in computing Consolidated Net Income (without duplication):
(1)
the Net Income (but not loss) of any Person (other than Ball) that is not a Subsidiary or that is accounted for by the equity method of accounting except to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Subsidiary of the Person;

(2)
the Net Income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval, that has not been obtained or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

(3)
the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;

(4)
the cumulative effect of a change in accounting principles;

(5)
any gains or losses (on an after-tax basis) attributable to asset dispositions;

(6)
all extraordinary, unusual or non-recurring gains, charges, expenses or losses;

(7)
any non-cash compensation expenses recorded from grants of stock options, restricted stock and other equity equivalents to officers, directors and employees;

(8)
any impairment charge or asset write off;

(9)
net charges associated with or related to any restructurings;

(10)
all financial advisory fees, accounting fees, legal fees and similar advisory and consulting fees and related costs and expenses of Ball and its Subsidiaries incurred as a result of asset acquisitions, investments, asset sales and the issuance of Capital Stock or Indebtedness (whether or not successful), all determined in accordance with GAAP and in each case eliminating any increase or decrease in income resulting from non-cash accounting adjustments made in connection with the related asset acquisition, investment or asset sale;

(11)
expenses incurred by Ball or any Subsidiary to the extent reimbursed in cash by a third party;

(12)
all other non-cash charges, including unrealized gains or losses on agreements with respect to Hedging Obligations and all non-cash charges associated with announced restructurings, whether announced previously or in the future (such non-cash restructuring charges being “Non-Cash Restructuring Charges”); and
(13)
income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued).

“Consolidated Net Tangible Assets” means, with respect to any specified Person as of any date, the total assets of such Person and its Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of such Person and its Subsidiaries is internally available as of that date, minus (a) all current liabilities of such Person and its Subsidiaries reflected on such balance sheet (excluding any current liabilities for borrowed money having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower) and (b) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets of such Person and its Subsidiaries reflected on such balance sheet, as determined on a consolidated basis in accordance with GAAP.
“Consolidated Secured Indebtedness” means, with respect to any specified Person as of any date, (a) the total amount of Indebtedness of such Person and its Subsidiaries as of the most recent consolidated balance sheet of such Person and its Subsidiaries that is available as of that date that is secured by a Lien on the assets or property of such specified Person or upon shares of Capital Stock or Indebtedness of any of its Subsidiaries, as determined on a consolidated basis in accordance with GAAP, plus (b) the total amount of Finance Lease Obligations of such Person and its Subsidiaries as of the most recent consolidated balance sheet of such Person and its Subsidiaries that is available as of that date, as determined on a consolidated basis in accordance with GAAP, plus (c) the total amount of Attributable Debt in respect of Sale and Leaseback Transactions of such Person and its Subsidiaries as of such date.
“Consolidated Secured Leverage Ratio” means, with respect to any specified Person as of any date, the ratio of (a) the Consolidated Secured Indebtedness of such Person as of such date to (b) the Consolidated Cash Flow of such Person for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available. In the event that the specified Person or any of its Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness that is secured by a Lien on Principal Property of such Person or upon shares of stock or Indebtedness of any of its Subsidiaries (other than ordinary working capital borrowings) subsequent to the commencement of the period for which such Consolidated Cash Flow is being calculated and on or prior to the date on which the event for which the calculation of the Consolidated Secured Leverage Ratio is made (the “Calculation Date”), then the Consolidated Secured Leverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.
In addition, for purposes of calculating the Consolidated Secured Leverage Ratio:
(1)
acquisitions and dispositions that have been made by the specified Person or any of its Subsidiaries, including through mergers or consolidations, or any Person or any of its Subsidiaries acquired by the specified Person or any of its Subsidiaries, and including any related financing transactions and giving effect to the application of proceeds from any dispositions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income; and

(2)
the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded;

provided that to the extent that clause (1) or (2) of this paragraph requires that pro forma effect be given to an acquisition, disposition or discontinued operations, as applicable, such pro forma calculation shall be made in good faith by a responsible financial or accounting officer of Ball (and may include, for the avoidance of doubt and without duplication, cost savings, synergies and operating expense resulting from such acquisition whether or not such cost savings, synergies or operating expense reductions would be allowed under Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC).
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Domestic Subsidiary” means any Subsidiary of Ball other than a Foreign Subsidiary.
“Excluded Subsidiary” means such Subsidiaries of Ball as may from time to time be designated by Ball as “Excluded Subsidiaries” pursuant to an officers’ certificate delivered to the trustee; provided that each such Subsidiary shall be an Excluded Subsidiary only if and only for so long as:
(1)
the aggregate of the net sales of all such Subsidiaries shall not exceed $60.0 million in any twelve-month period; and

(2)
the aggregate of the assets, including capitalization, of all such Subsidiaries as of any date shall not exceed $60.0 million.

“Fitch” means Fitch Ratings, Inc., also known as Fitch Ratings, and its successors.
“Foreign Subsidiary” means any Subsidiary of Ball that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are applicable as of the date of the Seventeenth Supplemental Indenture.
“Guarantee” means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.
“Guarantors” means:
(1)
each Domestic Subsidiary of Ball as of the date of the Seventeenth Supplemental Indenture that guarantees any other Indebtedness of Ball (other than the Excluded Subsidiaries); and

(2)
any other Subsidiary of Ball that executes a Subsidiary Guarantee in accordance with the provisions of the indenture and their respective successors and assigns.

“Hedging Obligations” means, with respect to any specified Person, the net payment obligations of such Person under:
(1)
interest rate swap agreements (including from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; and

(2)
other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person in respect of borrowed money, whether evidenced by credit agreements, bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect thereof. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any Principal Property of the specified Person or upon the shares of Capital Stock or Indebtedness of any Subsidiary of the specified Person, whether or not such Indebtedness is assumed by the specified Person, and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person or any liability of any person, whether or not contingent and whether or not it appears on the balance sheet of such Person.

The amount of any Indebtedness outstanding as of any date will be:
(1)
the accreted value of the Indebtedness, in the case of any Indebtedness that does not require the current payment of interest;

(2)
the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)
in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)
the fair market value (as determined in good faith by Ball) of such assets at the date of determination; and

(b)
the amount of the Indebtedness of the other Person.

For the avoidance of doubt, a letter of credit or analogous instrument will not constitute Indebtedness until it has been drawn upon.
“Investment Grade” means (i) a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), (ii) a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P), (iii) a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) and the equivalent Investment Grade credit rating from any additional Rating Agency or Rating Agencies selected by Ball.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof; provided that in no event shall an operating lease be deemed to constitute a Lien.
“Moody’s” means Moody’s Investors Service Inc., a subsidiary of Moody’s Corporation, and its successors.
“Net Income” means, with respect to any specified Person, the net income or loss of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:
(1)
any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries;

(2)
any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss; and

(3)
any one-time non-cash charges (including legal, accounting, debt issuance and debt retirement costs) resulting from this offering of the notes hereby, the application of the net proceeds therefrom and the payment of related fees and expense.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or any other entity.
“Principal Property” means any manufacturing plant or manufacturing facility owned by Ball or any of its Subsidiaries located within the continental United States that has a net book value in excess of 1.5% of the Consolidated Net Tangible Assets of Ball. For purposes of this definition, net book value will be measured at the time the relevant Lien is being created, at the time the relevant secured Indebtedness is incurred or at the time the relevant Sale and Leaseback Transaction is entered into, as applicable.
“Rating Agency” means (1) each of Moody’s, S&P and Fitch and (2) if any of Moody’s, S&P or Fitch ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of Ball’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F)

under the Exchange Act, selected by Ball as a replacement agency for Moody’s, S&P, or Fitch or each of them, as the case may be.
“Rating Date” means the date that is 60 days prior to the earlier of (a) a Change of Control or public notice of the occurrence of a Change of Control or the intention by Ball to affect a Change of Control.
“Ratings Event” means the occurrence of the events described in (a) or (b) of this definition on, or within 60 days after the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by Ball to effect a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies; provided that no such extension shall occur if on such 60th day the notes are rated Investment Grade by at least one of the Rating Agencies and the rating is not under publicly announced consideration for a possible downgrade by such Rating Agency):
(a)
if the notes are rated by any of the Rating Agencies on the Rating Date as Investment Grade, the rating of the notes shall be reduced so that the notes are rated below Investment Grade by each of the Rating Agencies and each Rating Agency making the reduction publicly confirms or informs Ball in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred); or

(b)
if the notes are rated below Investment Grade by each Rating Agency on the Rating Date, the rating of the notes shall remain rated below Investment Grade by each Rating Agency.

“Restricted Subsidiary” means any Domestic Subsidiary (other than any receivables securitization entity).
“S&P” means S&P Global Ratings Inc., a division of S&P Global Inc. and its successors.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Seventeenth Supplemental Indenture.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” means, with respect to any specified Person:
(1)
any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person; and

(2)
any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (1) and related to such Person or (b) the only general partners of which are such Person or one or more entities described in clause (1) and related to such Person, or any combination thereof.

For the avoidance of doubt, Rocky Mountain Metal Container, LLC will not be deemed to be a Subsidiary of Ball for so long as Ball’s ownership percentage of the Voting Stock (measured by voting power) of the applicable entity as of the date of the date of the Seventeenth Supplemental Indenture does not materially increase.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
General
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the notes to an initial holder of the notes that acquires notes for cash pursuant to this offer. The summary is based on the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as in effect as of the date of this prospectus supplement and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax considerations that may be relevant to a particular person or to persons subject to special treatment under U.S. federal income tax laws (such as certain former citizens and long-term residents of the United States, controlled foreign corporations, passive foreign investment companies, tax-exempt organizations, banks or other financial institutions or persons that are, or hold their notes through, partnerships or other pass-through entities), broker-dealers, persons who hold the notes as part of a straddle, hedge, conversion transaction, synthetic security, or constructive sale transaction for U.S. federal income tax purposes or to persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement, all of whom may be subject to tax rules that differ from those summarized below. In addition, this discussion does not address the Medicare contribution tax on net investment income, any alternative minimum tax, U.S. federal estate or gift tax or any state, local or foreign tax considerations or any tax considerations other than U.S. federal income tax considerations. This discussion also does not address tax consequences to U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar. This summary deals only with persons who purchase the notes for cash at their original issue price and who hold the notes as capital assets within the meaning of the Code (generally, property held for investment). No opinion of counsel or IRS ruling has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below. Holders are urged to consult their tax advisors as to the particular U.S. federal tax considerations to them of the acquisition, ownership and disposition of notes, as well as the effects of other U.S. federal, state, local and non-U.S. tax laws.
For purposes of this summary, a “U.S. holder” means a beneficial owner of a note (as determined for U.S. federal income tax purposes) that is, or is treated as, (i) a citizen or individual resident of the U.S., (ii) a corporation (or other entity taxable as a corporation) created or organized in the U.S. or under the laws of the U.S., any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person. A “non-U.S. holder” means any beneficial owner of a note (as determined for U.S. federal income tax purposes), other than a partnership or other pass-through entity for U.S. federal income tax purposes, that is not a “U.S. holder.”
If a partnership (including any entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a holder of a note, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of such partnership.
Partners and partnerships considering an investment in the notes should consult their tax advisors as to the particular U.S. federal income tax considerations applicable to them.
It is anticipated, and this discussion assumes, that the notes will not be issued with more than a de minimis amount of original issue discount.
Consequences to U.S. holders
Interest
A U.S. holder that uses the cash method of tax accounting will be required to include in ordinary income the U.S. dollar value of each euro-denominated interest payment received based on the spot rate of exchange on the date of receipt. No foreign currency exchange gain or loss will be recognized with respect to the receipt of such payment (other than foreign currency exchange gain or loss realized on the disposition of the euros so received, see “— Transactions in Euros,” below).
A U.S. holder that uses the accrual method of tax accounting will accrue interest income on such note in euros and translate the amount accrued into U.S. dollars based on:
•
the average exchange rate in effect during the interest accrual period, or portion thereof, within such U.S. holder’s taxable year; or

•
at such U.S. holder’s election, at the spot rate of exchange on (1) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (2) the date of receipt, if such date is within five business days of the last day of the accrual period. Such election must be applied consistently by the U.S. holder to all debt instruments from year to year and can be changed only with the consent of the IRS.

A U.S. holder that uses the accrual method of tax accounting will recognize foreign currency exchange gain or loss on the receipt of an interest payment equal to the difference between (i) the value of the euros received as interest, as translated into U.S. dollars using the spot rate of exchange on the date of receipt and (ii) the U.S. dollar amount of such accrued interest as previously included in such U.S. holder’s income with respect to such payment. Such foreign currency exchange gain or loss will be treated as ordinary income or loss but will generally not be treated as an adjustment to interest income received on the notes.
Disposition
Upon the sale, exchange, retirement at maturity, redemption or other taxable disposition of a note (collectively, a “Disposition”), except as noted below with respect to foreign currency exchange gain or loss, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized by such U.S. holder (except to the extent such amount is attributable to accrued but unpaid interest, which will be treated as ordinary interest income if such interest has not been previously included in income) and such U.S. holder’s adjusted tax basis in the note. Subject to the discussion below, the adjusted tax basis of a note to a U.S. holder will generally be the U.S. dollar value of the euro purchase price calculated at the spot rate of exchange on the date of purchase and the amount realized by a U.S. holder upon the Disposition of a note will generally be the U.S. dollar value of the euros received calculated at the spot rate of exchange on the date of Disposition.
If the notes are traded on an established securities market, a U.S. holder that uses the cash method of tax accounting, and a U.S. holder that uses the accrual method of tax accounting if it so elects, will determine the U.S. dollar values of its adjusted tax basis in a note and the amount realized on the Disposition of a note by translating the relevant euro amounts at the spot rate of exchange on the settlement date of the purchase or the Disposition, respectively. The election available to accrual basis U.S. holders discussed above must be applied consistently by the U.S. holder to all debt instruments from year to year and can be changed only with the consent of the IRS.
Except as described below, any gain or loss on the Disposition of a note will be long-term capital gain or loss if the U.S. holder’s holding period for the note exceeds one year on the date of Disposition. Long-term capital gains recognized by non-corporate U.S. holders are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Gain or loss recognized by a U.S. holder on a Disposition of a note will generally be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in the euro to U.S. dollar exchange rate during the period in which the U.S. holder held such note. Such foreign currency exchange gain or loss will equal the difference between the U.S. dollar value of the euro purchase price calculated at the spot rate of exchange on the date (1) the note is Disposed of (or the spot rate on the settlement date, if applicable) and (2) of purchase (or the spot rate on the settlement date, if applicable). The recognition of such foreign currency exchange gain or loss (including with respect to accrued interest) on the Disposition of a note will be limited to the amount of overall gain or loss realized on the Disposition.
Transactions in Euros
Euros received as interest on, or on a Disposition of, a note will have a tax basis equal to their U.S. dollar value determined using the spot rate of exchange on the date such interest is received or at the time such proceeds from Disposition are received. The amount of gain or loss recognized on a sale or other disposition of such euros will be equal to the difference between (1) the amount of U.S. dollars, or the fair market value in U.S. dollars of the other property received in such sale or other disposition, and (2) the U.S. holder’s adjusted tax basis in such euros. As discussed above, if the notes are traded on an established securities market, a cash basis U.S. Holder (or an electing accrual basis U.S. Holder) will determine the U.S. dollar value of the euros by translating the euros received at the spot rate of exchange on the settlement date of the purchase or the Disposition. A U.S. holder that purchases a note with previously owned euros will generally recognize gain or loss in an amount equal to the difference, if any, between such U.S. holder’s adjusted tax basis in such euros and the U.S. dollar fair market value of such note on the date of purchase.
Any such gain or loss will generally be ordinary income or loss and will not be treated as interest income or expense. The conversion of U.S. dollars to euros and the immediate use of such euros to purchase a note will generally not result in any exchange gain or loss for a U.S. holder.
Reportable Transaction Reporting
Treasury Regulations require the reporting to the IRS of certain foreign currency transactions (such as the receipt or accrual of interest on, or the disposition of, a note or foreign currency received in respect of a note) if such transactions give rise to losses in excess of a certain minimum amount. Each U.S. Holder should consult its tax advisor to determine its reporting obligations, if any, with respect to an investment in the notes, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).
Non-U.S. holders
Payments of interest
A non-U.S. holder will generally not be subject to U.S. federal income or withholding tax on interest paid on a note if the interest is not effectively connected with a U.S. trade or business (and, in the case of certain applicable tax treaties, is not attributable to a permanent establishment or fixed base within the United States); provided that the non-U.S. holder:
(1)
does not actually or constructively, directly or indirectly, own 10% or more of our voting stock;

(2)
is not a “controlled foreign corporation” that is related to us (directly or indirectly) through stock ownership; and

(3)
certifies to its non-U.S. status and that no withholding is required pursuant to certain rules discussed below on IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form).

Alternatively, a non-U.S. holder that cannot satisfy the above requirements will generally be exempt from U.S. federal withholding tax with respect to interest paid on the notes if the holder establishes that such interest is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S. (and, in the case of certain applicable tax treaties, is attributable to a permanent establishment or fixed base within the U.S.) (generally, by providing an IRS Form W-8ECI).
However, to the extent that such interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S. (and, in the case of certain applicable tax treaties, is attributable to a permanent establishment or fixed base within the U.S.), the non-U.S. holder will be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may also be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate). If a non-U.S. holder does not satisfy the requirements described above, and does not establish that the interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S. (and, in the case of certain applicable tax treaties, is attributable to a permanent establishment or fixed base within the U.S.), the non-U.S. holder will generally be subject to U.S. withholding tax on interest payments, currently at a rate of 30%.
To claim an exemption from or a reduced rate of withholding under an applicable tax treaty, a non-U.S. holder must generally provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Disposition of a Note
A non-U.S. holder will generally not be subject to U.S. federal income taxation with respect to gain realized on a Disposition of a note (except to the extent such amount is attributable to accrued but unpaid stated interest, which would be taxable as described above), unless:
(1)
such gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, in the case of certain applicable tax treaties, the gain is attributable to a permanent establishment or fixed base within the U.S.); or

(2)
in the case of an individual, such individual is present in the U.S. for 183 days or more during the taxable year in which gain is realized and certain other conditions are met.

If the first exception applies, the non-U.S. holder will generally be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate). If the second exception applies, the non-U.S. holder will generally be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which such non-United States Holder’s capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the notes) exceed its timely reported capital losses allocable to U.S. sources.
FATCA
Withholding at a rate of 30% will generally be required in certain circumstances on interest payments in respect of notes held by or through certain foreign financial institutions (including investment funds) unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the U.S. and an applicable foreign country, or other guidance, may modify these requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, in certain circumstances, interest payments in respect of notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the IRS. We will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in the notes.

CERTAIN EU AND UK MANDATORY REPORTING REGIMES
On May 25, 2018 and in response to the Organization for Economic Cooperation and Development’s Model Mandatory Disclosure Rules for Common Reporting Standard Avoidance Arrangements and Opaque Offshore Structures, the European Union adopted Council Directive (EU) 2018/822 (commonly referred to as “DAC 6”), amending European Council Directive 2011/16/EU on administrative cooperation in the field of taxation (commonly referred to as the “Directive on Administrative Cooperation” or the “DAC”).
DAC 6 requires the mandatory and automatic exchange of information regarding cross-border arrangements within its scope, and imposes requirements on intermediaries to report such information. The information reported will be automatically exchanged between the tax authorities of all member states of the European Union.
Under DAC 6, Ball Corporation or its advisors or intermediaries may be required to disclose certain information to EU tax authorities regarding any cross-border arrangements that display any one of a number of specified “Hallmarks,” such as the arrangement involving deductible cross-border payments between associated enterprises where at least one of certain conditions relating to the jurisdiction or tax treatment of the recipient are met. We may not be aware of all disclosures made pursuant to DAC 6 regarding transactions to which Ball Corporation is a party.
Since leaving the European Union, the UK government has limited reporting under DAC 6 (under the “UK’s Previous Mandatory Disclosure Rules”) and has made the decision to replace DAC 6, instead deciding to enact the OECD’s 2018 Model Mandatory Disclosure Rules for Common Reporting Standard Avoidance Arrangements and Opaque Offshore Structures (the “UK’s Amended Mandatory Disclosure Rules”). The UK’s Amended Mandatory Disclosure Rules came into force on March 28, 2023. The reporting requirements under the UK’s Amended Mandatory Disclosure Rules are similar to those which were in force before March 28, 2023. However, the UK’s Amended Mandatory Disclosure Rules (i) have a wider territorial scope than the UK’s Previous Mandatory Disclosure Rules; and (ii) expand the scope of reportable arrangements. In addition, reporting is required in respect of certain pre-existing arrangements entered into on or after June 25, 2018. HMRC has published guidance on the UK’s Amended Mandatory Disclosure Rules in its International Exchange of Information Manual (IEIM700000).
On March 6, 2024, the UK government launched a consultation in relation to the UK’s implementation of the OECD’s update to the Common Reporting Standards (“CRS 2.0”). On October, 30 2024, the UK government published a summary of responses to the CRS 2.0 consultation alongside another consultation on draft legislation which would implement the internationally agreed amendments pursuant to CRS 2.0. The consultation on the draft amendments closed on January 10, 2025 and the final regulations are expected to be made in 2025 and to come into force on January 1, 2026.

UNDERWRITING
BNP PARIBAS is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below at the public offering price less the underwriting discounts and commissions set forth for the notes on the cover page of this prospectus supplement.
Underwriter	Principal Amount of Notes
BNP PARIBAS	€
Deutsche Bank Securities Inc.	€
Crédit Agricole Corporate and Investment Bank	€
UniCredit Bank GmbH	€
Merrill Lynch International	€
Citigroup Global Markets Limited	€
Goldman Sachs & Co. LLC	€
Coöperatieve Rabobank U.A.	€
Banco Santander, S.A.	€
Mizuho International plc	€
Morgan Stanley & Co. International plc	€
SMBC Bank International plc	€
Barclays Bank PLC	€
HSBC Securities (USA) Inc.	€
Total	€
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
During the period beginning from the date of this prospectus supplement and continuing to and including the later of the time of delivery of the notes and such earlier time as the underwriters may notify us, we have agreed not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided under the underwriting agreement, any of our securities that are substantially similar to the notes.
Commissions and Discounts
The representative has advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering, the public offering price or any other term of this offering may be changed. The underwriters may offer and sell notes through certain of their affiliates. The expenses of the offering, not including the underwriting discount, are estimated at approximately $      million and are payable by us. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $15,000.
New Issue of Notes
The notes are a new issue of securities with no established trading market. Application has been made for the notes to be admitted to the Official List of Euronext Dublin and trading on the Global Exchange Market, which is the exchange regulated market of Euronext Dublin. We cannot assure you that this application will be approved or that, if approved, such listing will be maintained. The Global Exchange Market is not a regulated market for the purposes of MiFID II.
We cannot assure you that an active trading market for the notes will develop. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
Short Positions
In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. The underwriters also may impose a penalty bid.
This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriter has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. For example, an affiliate of Deutsche Bank Securities Inc. is the administrative agent and collateral agent under the Amended Credit Agreement and BNP PARIBAS, Deutsche Bank Securities, Inc, Crédit Agricole Corporate and Investment Bank, UniCredit Bank GmbH, Merrill Lynch International, Citigroup Global Markets Limited, Goldman Sachs & Co. LLC, Coöperatieve Rabobank U.A, Banco Santander, S.A., Morgan Stanley & Co. International plc, Mizuho

International plc, SMBC Bank International plc, Barclays Bank PLC and HSBC Securities (USA) Inc., or their affiliates, are lenders under our U.S. dollar revolver and, as a result, may receive a portion of the net proceeds from this offering. See “Use of Proceeds.” In addition, certain of the underwriters or their affiliates may have other lending or credit arrangements with us, including under our accounts receivable factoring program. We have also entered into certain derivative hedging transactions with some of the underwriters. An affiliate of Deutsche Bank Securities Inc. is the trustee under the indenture that will govern the notes offered hereby.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities), commodities, currencies, credit default swaps and other financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates have a lending relationship with us, and certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Settlement
We expect that delivery of the notes will be made against payment therefor on or about the fifth business day following the date of confirmation of orders with respect to the notes (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially will settle T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement.
Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their own advisors.
Selling Restrictions
This prospectus supplement and the accompanying prospectus do not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the notes or possession or distribution of this prospectus supplement or the accompanying prospectus or any other offering or publicity material relating to the notes in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any notes or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of notes by it will be made on the same terms.
European Economic Area
Prohibition of Sales to EEA Retail Investors:   The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of

Directive 2016/97/EU, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Regulation.
MiFID II product governance/ Professional investors and eligible counterparties only target market:   Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any distributor should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
United Kingdom
Prohibition of Sales to UK Retail Investors:   The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the UK by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the UK by virtue of the EUWA. Consequently, no key information document required by the UK PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes into the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.
In addition, in the UK, this document is being distributed only to, and is directed only at “qualified investors” (as defined in the UK Prospectus Regulation) who (i) have professional experience in matters relating to investments falling within Article 19 (5) of the Order; (ii) are high net worth companies or other persons falling within Article 49(2)(a) to (d) of the Order; (iii) are outside the UK, or (iv) are relevant persons. This document must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.
UK MiFIR product governance/ Professional investors and eligible counterparties only target market:   Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties, as defined in the COBS and professional clients, as defined in Regulation (EU) No 600/ 2014 as it forms part of domestic law by virtue of the UK MiFIR; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any distributor should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the UK MiFIR Product Governance Rules is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Hong Kong
The notes may not be offered or sold in Hong Kong by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
This prospectus supplement and the accompanying prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement and the accompanying prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the accompanying prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes may not be offered or sold or made the subject of an invitation for subscription or purchase, and this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, whether directly or indirectly, to any person in Singapore other than:
(1)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(2)
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (in the case of an accredited investor) Regulation 3 of the Securities and Futures (Class of Investors) Regulations 2018; or

(3)
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(1)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(2)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(a)
to an institutional investor or to a relevant person as defined in Section 275(2), or to any person arising from an offer referred to (in the case of that corporation only) in Section 275(1A) (in the case of that trust only) or Section 276(4)(c)(ii) of the SFA;
(b)
where no consideration is or will be given for the transfer;

(c)
where the transfer is by operation of law;

(d)
as specified in Section 276(7) of the SFA; or

(e)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of notes, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended, the “FIEL”) and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to this offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.
The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act.
Further, any equity shares issued on conversion of the notes must not be offered for sale in Australia in the period of 12 months after the date of issue of those equity shares except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes or equity shares must observe such Australian on-sale restrictions.

Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes (x) constitutes a prospectus pursuant to article 35 of FinSA for a public offering of the notes in Switzerland and no such prospectus has been or will be prepared for or in connection with the offering of the notes in Switzerland or (y) has been or will be filed with or approved by a Swiss review body (Prüfstelle) pursuant to article 52 of FinSA. The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in Switzerland..
Dubai International Financial Centre
The notes have not been, and will not be, offered to any person in the Dubai International Financial Centre unless such offer is:
(i)
an “Exempt Offer” in accordance with the Markets Rules Module of the Dubai Financial Services Authority (the “DFSA”) rulebook; and

(ii)
made only to persons who meet the Professional Client criteria set out in Rule 2.3.3 of the Conduct of Business Module of the DFSA rulebook.

Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) or the accompanying prospectus contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS
Certain legal matters as to the validity of the notes are being passed upon by Todd A. Mikesell, Vice President, Associate General Counsel, and Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. The underwriters have been represented in connection with this offering by Latham & Watkins LLP, New York, New York.

PROSPECTUS
Ball Corporation
Debt Securities
Common Stock
Preferred Stock
Warrants
From time to time, we may offer, issue and sell, together or separately:
•
debt securities, which may be senior debt securities or subordinated debt securities;

•
common stock;

•
preferred stock; or

•
warrants to purchase debt securities, preferred stock or common stock.

In addition, from time to time, selling shareholders may offer our common stock.
We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.
We or selling shareholders may sell the securities to or through underwriters, and also to other purchasers or through agents, whether or not owned on the date hereof. The names of the underwriters will be stated in the prospectus supplements and other offering material. We or selling shareholders may also sell securities directly to investors. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the related offering.

Our common stock is listed on the New York Stock Exchange under the symbol “BALL.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
Investing in our securities involves a number of risks. See “Risk Factors” on page 6 before you make your investment decision.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 7, 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may sell, from time to time, an indeterminate amount of any combination of securities as described in this prospectus, in one or more offerings. In addition, selling shareholders may sell, from time to time, our common stock in one or more offerings. This prospectus provides you with a general description of the securities that we or selling shareholders may offer. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering, including the securities offered, will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date other than the date on the front cover of such documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.
When used in this prospectus, the terms “Ball,” the “Company,” “we,” “our” and “us” refer to Ball Corporation and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.
WHERE YOU CAN FIND MORE INFORMATION
Ball Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC, which are available to you on the SEC’s website at http://www.sec.gov.
This prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC and incorporated by reference herein or therein for a more complete understanding of the document or matter.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows the “incorporation by reference” of the information filed by us with the SEC into this prospectus, which means that important information can be disclosed to you by referring you to those documents. Any information incorporated by reference is an important part of this prospectus, and any information that we file with the SEC and incorporate by reference herein subsequent to the date of this prospectus will be deemed automatically to update and supersede this information. The documents listed below previously filed with the SEC are incorporated by reference herein:
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our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025;

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portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 20, 2025, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 6, 2025;

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our Current Report on Form 8-K filed with the SEC on May 1, 2025; and

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the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 5, 1973, on Form 8-A12B/A filed with the SEC on January 25, 2002 and on Form 8-A12B/A filed with the SEC on August 2, 2004.

Whenever after the date of this prospectus, and before the termination of the offering of the securities made under this prospectus, we file reports or documents under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), those reports and documents will be deemed to be incorporated by reference into this prospectus from the time they are filed. We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise.
If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference in this prospectus. Any such request should be directed to:
Ball Corporation
9200 W. 108th Circle, P.O. Box 5000
Westminster, Colorado 80021
(303) 469-3131
Attention: Chief Legal Officer

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains, and the documents incorporated by reference herein may contain, “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements represent our goals, plans or expectations, and actual results or outcomes may differ materially from those expressed or implied. Such forward-looking statements are subject to certain risks, uncertainties and assumptions that include, but are not limited to, expected earnings and cash flows, future growth and financial performance. Forward-looking statements typically can be identified by the use of words such as “expects,” “anticipates,” “estimates,” “will,” “believe,” “continue,” “goal” and similar expressions. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially.
Factors that could cause our actual results or outcomes to differ materially from those discussed in the forward-looking statements are disclosed under “Risk Factors” in our periodic reports and in other documents that we file with the SEC. Some of the factors that could cause our actual results or outcomes to differ materially from those discussed in the forward-looking statements include, but are not limited to the following:
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product capacity, supply, and demand constraints and fluctuations and changes in consumption patterns;

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availability/cost of raw materials, equipment and logistics;

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competitive packaging, pricing and substitution;

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changes in climate and weather and related events such as drought, wildfires, storms, hurricanes, tornadoes and floods;

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footprint adjustments and other manufacturing changes, including the opening and closing of facilities and lines;

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failure to achieve synergies, productivity improvements or cost reductions;

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unfavorable mandatory deposit or packaging laws;

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customer and supplier consolidation;

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power and supply chain interruptions;

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changes in major customer or supplier contracts or a loss of a major customer or supplier;

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inability to pass through increased costs;

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war, political instability and sanctions, including relating to the situation in Russia and Ukraine and its impact on our supply chain and our ability to operate in Europe, the Middle East and Africa regions generally;

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changes in foreign exchange or tax rates;

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tariffs, trade actions or other governmental actions, including business restrictions and orders affecting goods produced by us or in our supply chain, including imported raw materials;

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the extent to which sustainability-related opportunities arise and can be capitalized upon;

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changes in senior management, succession, and the ability to attract and retain skilled labor;

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regulatory actions or issues including those related to tax, environmental, social and governance reporting, competition, environmental, health and workplace safety, including U.S. Food and Drug Administration and other actions or public concerns affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process;

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technological developments and innovations;

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the ability to manage cyber threats;

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litigation;

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strikes;

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disease;

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pandemic;

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labor cost changes;

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inflation;

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rates of return on assets of the Company’s defined benefit retirement plans;

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pension changes;

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uncertainties surrounding geopolitical events and governmental policies;

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reduced cash flow;

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interest rates affecting our debt; and

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successful or unsuccessful joint ventures, acquisitions and divestitures, and their effects on our operating results and business generally.

If we are unable to achieve our goals, then our actual performance could vary materially from the goals we have expressed or implied in the forward-looking statements. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not in fact occur. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

BALL CORPORATION
We are one of the world’s leading suppliers of aluminum packaging for the beverage, personal care and household products industries. Our sustainable, aluminum packaging products are produced for a variety of end uses and are manufactured in facilities around the world. Our largest product line is aluminum beverage containers and we also produce extruded aluminum aerosol containers, recloseable aluminum bottles across multiple consumer categories and aluminum slugs.
The Company was organized in 1880 and incorporated in the State of Indiana in 1922. Our principal executive offices are located at 9200 W. 108th Circle, P.O. Box 5000, Westminster, Colorado 80021, and our telephone number is (303) 469-3131. We maintain a website at www.ball.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.
You can get more information regarding our business by reading our Annual Report on Form 10-K for the year ended December 31, 2024 and the other reports we file with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

RISK FACTORS
Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement, in our most recent Annual Report on Form 10-K(together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. For more information, see the section entitled “Where You Can Find More Information.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS
We intend to use the net proceeds from the sales of the securities offered by us as set forth in the applicable prospectus supplement.
We will not receive any proceeds from any resale of our common stock by selling shareholders under this prospectus or any prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
We may offer secured or unsecured debt securities, which may be convertible. Our debt securities and any related guarantees will be issued under an indenture, dated November 27, 2015, between us and Deutsche Bank Trust Company Americas, as trustee, as amended from time to time. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that do not guarantee the debt securities, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries.
We have summarized certain general features of the debt securities from the indenture. A copy of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities and the guarantees sets forth certain general terms and provisions. The particular terms of the debt securities and guarantees offered by any prospectus supplement (including which indenture such securities will be governed by) and the extent, if any, to which such general provisions may apply to the debt securities and guarantees will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.
General
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time.
Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):
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title and aggregate principal amount;

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whether such securities will be senior or subordinated;

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applicable subordination provisions, if any;

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whether such securities will be entitled to the benefits of the guarantees or any other form of guarantee;

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conversion or exchange into other securities;

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whether such securities will be secured or unsecured, and if secured, what the collateral will consist of;

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percentage or percentages of principal amount at which such securities will be issued;

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maturity date(s);

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interest rate(s) or the method for determining the interest rate(s);

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dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

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redemption (including upon a “change of control”) or early repayment provisions;

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authorized denominations;

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form;

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amount of discount or premium, if any, with which such securities will be issued;

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whether such securities will be issued in whole or in part in the form of one or more global securities;

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identity of the depositary for global securities;

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whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

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conversion or exchange features;

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any covenants applicable to the particular debt securities being issued;

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any defaults and events of default applicable to the particular debt securities being issued;

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currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

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time period within which, the manner in which and the terms and conditions upon which the purchaser of such securities can select the payment currency;

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securities exchange(s) on which such securities will be listed, if any;

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whether any underwriter(s) will act as market maker(s) for such securities;

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extent to which a secondary market for such securities is expected to develop;

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additions to or changes in the events of default with respect to such securities and any change in the right of the applicable trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

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provisions relating to covenant defeasance and legal defeasance;

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provisions relating to satisfaction and discharge of the applicable indenture;

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provisions relating to the modification of the applicable indenture both with and without the consent of holders of debt securities issued under such indenture; and

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additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.
Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.
The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the applicable indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the office of the applicable trustee maintained in the Borough of Manhattan, The City of New York or the principal corporate trust office of the applicable trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Guarantees
Any debt securities may be guaranteed by one or more of our direct or indirect subsidiaries. Each prospectus supplement will describe any guarantees for the benefit of the series of debt securities to which it relates, including required financial information of the subsidiary guarantors, as applicable.

Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the “depositary”) identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
The indenture, the debt securities and the guarantees shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law.

DESCRIPTION OF CAPITAL STOCK
The following is a description of certain material terms of our amended articles of incorporation, bylaws and of certain provisions of Indiana law. The following summary does not purport to be complete and is qualified in its entirety by reference to our amended articles of incorporation and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and the relevant provisions of Indiana law.
General
Our authorized capital structure consists of:
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1,100,000,000 shares of common stock, without par value; and

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15,000,000 shares of preferred stock, without par value.

As of May 2, 2025, there were 277,417,504 shares of common stock and no shares of preferred stock issued and outstanding.
Common Stock
Voting
The holders of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders, including the election of directors, and do not have any right to cumulate votes in the election of directors.
Dividends
Subject to the rights and preferences of the holders of any series of preferred stock which may at the time be outstanding, holders of our common stock are entitled to such dividends as our board of directors may declare out of funds legally available.
Liquidation Rights
In the event of any liquidation, dissolution or winding-up of our affairs, after payment of all of our debts and liabilities and subject to the rights and preferences of the holders of any series of our preferred stock, the holders of our common stock will be entitled to receive the distribution of any of our remaining assets.
Other matters
Holders of our common stock have no conversion, preemptive or other subscription rights and there are no redemption rights or sinking fund provisions with respect to the common stock.
Preferred Stock
We are authorized to issue up to 15,000,000 shares of preferred stock in one or more series. Our amended articles of incorporation authorize our board of directors to determine and state the designations and the relative rights (including, if any, conversion rights, participation rights, voting rights, dividend rights and stated, redemption and liquidation values), preferences, limitations and restrictions of each unissued series. All shares of preferred stock of the same series must be identical with each other in all respects. Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.
When we issue preferred stock, we will provide specific information about the particular class or series being offered in a prospectus supplement. This information will include some or all of the following:
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the title or designation of the series;

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the number of shares to be included in the series;

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whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;

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the conditions upon which and the dates at which dividends, if any, will be payable, and the relation that such dividends, if any, will bear to the dividends payable on any other class or classes of stock;

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the redemption rights and price or prices, if any, for shares of the series and at whose option such redemption may occur, and any limitations, restrictions or conditions on such redemption;

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the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

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the amounts payable on and the preferences, if any, of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Ball Corporation;

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whether the preferred stock being offered will be listed on any securities exchange;

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if necessary, a discussion of certain federal income tax considerations applicable to the preferred stock being offered;

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the voting rights, in addition to the voting rights provided by law, if any, of the holders of shares of such series; and

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any other relative rights, preferences, limitations and powers not inconsistent with applicable law or our articles of incorporation or bylaws then in effect.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.
Certain Anti-Takeover Matters
Certain provisions of our amended articles of incorporation and bylaws, as well as certain provisions of the Indiana Business Corporation Law, may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:
Removal of Directors Only for Cause; Filling Vacancies
Our amended articles of incorporation provide that, subject to the right of holders of any series of preferred stock to elect directors, any director may be removed from office, but only for cause and only by the affirmative vote of the holders of at least 75% of the combined voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors. Our amended articles of incorporation also provide that, subject to the right of holders of any series of preferred stock to elect directors, any newly created directorships resulting from an increase in the number of directors and any vacancy on the board shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.
The director removal and vacancy provisions restrict the ability of a third party to remove incumbent directors and simultaneously gain control of the board of directors by filling the vacancies created by removal with its own nominees.
Advance Notice Requirements
Our bylaws set forth advance notice procedures with regard to shareholder nomination of candidates for election as directors and shareholder proposals of business to be presented at annual meetings of shareholders. These procedures provide that notice of such shareholder nominations or proposals must be given timely in proper written form to the Secretary of Ball Corporation prior to the meeting at which the shareholder nominee or such business is to be considered. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the meeting. To be in proper written form, the notice must contain the information required by our bylaws, including information regarding the proposal and the proponent. The advance notice requirements may have the effect of discouraging a potential acquiror from conducting a proxy contest to elect directors or otherwise attempting to influence or gain control of our company.
Special Meetings of Shareholders
Our bylaws do not grant shareholders the right to call a special meeting of shareholders. Under our bylaws, special meetings of shareholders may be called only by our chairman of the board or by the board of directors or as otherwise may be required by law.
Restrictions on Certain Related Party Business Combination Transactions
In order to approve certain business combination transactions involving related parties, our amended articles of incorporation require the affirmative vote of the holders of at least 75% of the then outstanding shares of our capital stock entitled to vote generally in the election of directors. These related party business combination transactions include:
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any merger or consolidation of us or any of our subsidiaries with (1) any related party or (2) any other person or entity who or which is, or after such merger or consolidation would be, an affiliate or associate of the related party;

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any sale, lease, exchange, mortgage, pledge, transfer or other disposition to any related party or an affiliate or associate of a related party of any assets of Ball Corporation or any of our subsidiaries having an aggregate fair market value of $10,000,000 or more;

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any issuance or transfer by us or any of our subsidiaries of any securities having an aggregate fair market value of $10,000,000 or more of Ball Corporation or any of our subsidiaries to any related party or an affiliate or associate of a related party in exchange for cash, securities or property (or combination thereof);

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the adoption of any plan or proposal for the liquidation or dissolution of us proposed by or on behalf of a related party or an affiliate or associate of a related party;

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any reclassification of securities or recapitalization of us, or any merger or consolidation of us with any of our subsidiaries or any other transaction that has the effect, either directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of us or any of our subsidiaries that is directly or indirectly owned by any related party or an affiliate or associate of a related party; or

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any agreement, contract or other arrangement providing for any one or more of the transactions mentioned above.

A related party is a person or entity who or which (1) is the beneficial owner of more than 10% of the voting power of our outstanding capital stock entitled to vote generally in the election of directors; or (2) is one of our affiliates or associates and at any time within the two-year period immediately prior to the date in question was the beneficial owner of 10% or more of the voting power of our outstanding capital stock entitled to vote generally in the election of directors; or (3) is an assignee of or has otherwise succeeded to any shares of our voting stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any related party, if such assignment or succession shall have occurred in the course of a transaction not involving a public offering within the meaning of the Securities Act.
The supermajority voting requirement does not apply, however, if:
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the related party business combination transaction is approved by a majority of directors who are unaffiliated with the related party and who were directors before such person or entity became a related party; or

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specified price, form of consideration and procedural requirements have been met.

Indiana Business Combinations Statute
We are subject to Chapter 43, the Business Combinations Chapter, of the Indiana Business Corporation Law. Our bylaws provide that Chapter 42, the Control Share Acquisition Chapter, of the Indiana Business Corporation Law shall not apply to control share acquisitions of shares of our capital stock.
Subject to exceptions set forth in the Business Combinations Chapter, that Chapter prohibits an Indiana corporation from engaging in certain business combination transactions, including transactions similar to the related party business combination transactions described above, with any interested shareholder for a period of five years following the date that the shareholder first became an interested shareholder, unless the business combination or the purchase of shares made by the interested shareholder on such date is approved by the board of directors of the corporation prior to such date. If prior approval of the board of directors is not obtained, several price and procedural requirements must be met before the business combination may be completed.
In general, the Business Combinations Chapter defines an interested shareholder as any person who or which (1) is the beneficial owner of 10% or more of the voting power of the outstanding voting shares of the corporation or (2) is an affiliate or associate of the corporation and at any time within the five year period immediately before the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding shares of the corporation.
Transfer Agent
The transfer agent and registrar for our common stock is Computershare Trust Company.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, preferred stock or common stock. Such warrants may be issued independently or together with any such underlying warrant securities and may be attached to or separate from such underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the specific terms of any warrants offered thereby, including:
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the title or designation of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currency or currencies, including composite currencies or currency units, in which the exercise price of such warrants may be payable;

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the designation, aggregate principal amount and terms of the underlying warrant securities purchasable upon exercise of such warrants, and the procedures and conditions relating to the exercise of the warrant securities;

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the price at which the underlying warrant securities purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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whether such warrants will be issued in registered form or bearer form;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the underlying warrant securities with which such warrants are issued and the number of such warrants issued with each such underlying warrant security;

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if applicable, the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the underlying warrant securities purchasable upon exercise of such warrant will be payable;

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if applicable, the date on and after which such warrants and the related underlying warrant securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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if necessary, a discussion of certain federal income tax considerations; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

LEGAL MATTERS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and Todd A. Mikesell, Vice President, Associate General Counsel of Ball Corporation, will provide opinions regarding the authorization and validity of the securities. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

€750,000,000
Ball Corporation
    % Senior Notes due 2032
PROSPECTUS SUPPLEMENT
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           , 2025